--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                           --------------------------

                                   FORM 8-K/A

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                       Date of Report: February 13, 1998

                          CHICAGO MINIATURE LAMP, INC.
             (Exact name of registrant as specified in its charter)


         Oklahoma                     0-25848                 73-1412000
      (State or other          (Commission File No.)         (IRS Employer
      jurisdiction of                                     Identification No.)
      incorporation)

    500 Chapman Street                                           02121
   Canton, Massachusetts                                      (Zip Code)
   (Address of principal
    executive offices)
                                  (617) 828-2948
                              (Registrant's telephone
                              number, including area
                                       code)



--------------------------------------------------------------------------------

Item 2.  Acquisition of Assets.

      NO AMENDMENTS ARE BEING MADE TO THE FOLLOWING TEXT OF ITEM 2 WHICH WAS CONTAINED IN FORM 8-K FILED WITH THE SEC ON SEPTEMBER 22, 1997

      On September 8, 1997, Chicago Miniature Lamp, Inc. (the "Company" or "CML"), acting through a newly-incorporated subsidiary, Chicago Miniature Lamp-Sylvania B.V., consummated the purchase of all of the outstanding shares of capital stock of Sylvania Lighting International, B.V. ("SLI"), a privately held company headquartered in Geneva, Switzerland for $161.5 million cash, financed with the Company's internal cash and a $250.0 million credit facility provided by BankBoston. There was no relationship between the Selling Stockholders of SLI and the Company or any of its officers, directors, or affiliates. The Company intends to continue and expand the operations of SLI as presently being conducted. The acquisition of SLI is being treated as a purchase for accounting purposes.

       SLI is an integrated designer, manufacturer and seller of lighting systems which are comprised of lamps and fixtures. SLI manufacturers and offers a complete range of lamps (incandescent, fluorescent, compact fluorescent, high intensity discharge, halogen, and special lamps) and a complete range of fixtures to meet the lighting needs of its customers, which include architects, designers, consultants, specifiers, installers, contractors, wholesale distributors, OEMs, and retailers. SLI's product portfolio is sold under several brands, most notably the "SYLVANIA" name, for which SLI has rights in all regions with the exception of North America. For its years ended December 31, 1996 and 1995 SLI reported revenues of approximately $610.0 and $625.0 million respectively, and EBIT (before extraordinary charges) of $6.1 and $19.2 million respectively. SLI believes that it has an approximate 11% market share in lamps, and is the third largest lighting company in Western Europe. SLI manufactures approximately 90% of all its product requirements in-house through 13 plants in nine countries; eight plants are in Europe and five are in Latin America and Australia. SLI does not currently have a miniature lighting line, and its products do not overlap those of CML. CML and SLI are complementary from both a product line and geographical standpoint. The Company intends in the future to capitalize on the combined strengths and attributes of both CML and SLI.

Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits.

      At the time of filing of the Form 8-K disclosing the acquisition by the Registrant of all of the outstanding shares of capital stock of SLI, as set forth in Item 2 above, the financial statements of the acquired company were not available. The Registrant committed to file the necessary financial information within 60 days after the filing date. Such financial statements were not available at the end of such 60 day period. The following SLI financial statements, for the calendar years ended December 31, 1996, December 31, 1995 and December 31, 1994, are prepared in accordance with accounting principles generally accepted in the Netherlands but have not been audited by the Company's independent auditors. The Registrant and its independent auditors are currently in the process of auditing the financial statements of SLI in accordance with United States generally accepted accounting principles and the Company will file such financial statements as soon as they are available.

      (a)   Financial Statements of Business Acquired

            i) Unaudited Financial Statement; of SLI for the year ended December 31, 1996.

            ii) Unaudited Financial Statement; of SLI for the year ended December 31, 1995.

            iii) Unaudited Financial Statement; of SLI for the year ended December 31, 1994.

            iv) Unaudited Reconciliation of United Kingdom to United States generally accepted accounting principles (in Pounds Sterling - thousands) for the years ended December 31, 1995 and 1996.

      (b)   Pro Forma Financial Information

      The following pro forma unaudited financial statement for Chicago Miniature Lamp, Inc. was prepared to reflect the information as if the acquisition of SLI described in Item 2 had occurred at the beginning of the period presented:

            i) Pro Forma Condensed Consolidated Balance Sheet as of August 31, 1997.

            ii) Pro Forma Condensed Consolidated Statement of Operations for the nine months ended August 31, 1997.

            iii) Pro Forma Condensed Consolidated Statement of Operations for the year ended December 1, 1996.

      (c)   Exhibits

      *10.1 Copy of Stock Purchase Agreement dated September 4, 1997 between SLI, its stockholders and the Company

*  Previously filed.

                                     SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

                                   CHICAGO MINIATURE LAMP, INC.


                                   /s/ Richard F. Parenti
                                   ---------------------------------------
                                   Richard F. Parenti, V.P. Finance

Dated: February 13, 1998

                               Annual report 1996
                      Sylvania Lighting International B.V.
                                     Haarlem

SYLVANIA LIGHTING INTERNATIONAL B.V.
                                                                     [LOGO]

Annual report for the year ended 31 December 1996

                                                                     Pages
Directors and advisers                                                 1

Financial highlights                                                   2

Operating and financial review                                        3-10

Directors' report                                                     11

Financial statements

    Consolidated profit and loss account                              12

    Company profit and loss account                                   13

    Balance sheets                                                    14-15

    Consolidated cash flow statement                                  16-17

    Notes to the financial statements                                 18-33

    Notes to the cash flow statement                                  33-34

Principal group companies                                             35

Other information                                                     36

Summary of accounts                                                   37-38

Directors and advisers

These accounts were approved by the Board of Directors of Sylvania Lighting International B.V. on 20 March 1997.

Directors

          Mr. E.P. Bartlett   Chief Financial Officer

          Mr. J.C. Botts      Chairman of the Board                     (1) * +
          Mr. J.F. Joy                                                  (1) * +
          Mr. N. Scoular      President and Chief Executive Officer
          Prof. Dr. J. Semler                                           (1) * +
          Mr. M.D.C. Smith                                              (1)
          Mr. M. Swaanen      Executive Vice-President Lamp Operations

(1)  Non-executive
*    Member of the audit committee
+    Member of the remuneration committee

Registered office

          Sylvania Lighting International B.V.
          Oudeweg 155
          2031 CC Haarlem
          The Netherlands

Solicitors

          CLIFFORD CHANCE
          Apollolaan 171
          1077 AS Amsterdam
          The Netherlands

Bankers

          ABN-AMRO BANK
          Postbus 90
          1000 AB Amsterdam
          The Netherlands

Financial highlights

Results                                                       1996          1995
                                                      (pounds)'000  (pounds)'000
Turnover                                                   377,629      387,222

Operating profit before operating exceptional items          3,784       11,907

Net assets                                                  88,000       91,381

Operating cash flow before operating exceptional items      16,021        2,983

Key ratios

Gross profit before operating exceptional items              31.2%        33.3%

Net debt / equity                                            10.8%        15.1%

Working capital / sales                                      13.9%        16.4%

Return on capital employed *                                  4.3%        13.0%

* Calculated as operating profit before operating exceptional items divided by net assets

1996 results in:                  US       German       French      Japanese
                             Dollars        Marks       Francs           Yen
                             US$'000       DM'000      FFR'000       YEN'000
Turnover                     592,878      891,204    3,021,032    64,495,257
Operating profit before
operating exceptional
items                          5,941        8,930       30,272       646,269
Net assets                   150,480      232,320      782,320    17,476,800
Operating cash flow
before operating
exceptional items             25,153       37,810      128,168     2,736,227

Exchange rates to(pounds)        US$           DM          FFR           YEN
Average                         1.57         2.36         8.00        170.79
Closing                         1.71         2.64         8.89        198.60

OPERATING AND FINANCIAL REVIEW

SLI - Clearly focused

Despite tough trading conditions in its main markets, SLI remained clearly focused in 1996 on its main mission goals, to be "the number one lighting supplier in Quality, Innovation and Customer Service". Great advances were made towards these goals; quality attainment at all manufacturing plants reached an all-time high, an unprecedented number of new products were launched and measured customer service achieved record levels.

SLI's focus on innovative design and advanced manufacturing technology continued to be aimed at all aspects of lighting systems performance which create significant customer benefits; these benefits are measured, principally, in terms of energy efficiency, ease of installation and use, quality of light and longevity of product life. SLI designs quality into products and is committed to total quality, with every plant ISO 9002 approved.

The emphasis SLI has placed upon an integrated approach to lamps and fixtures marketing, as part of a systems approach to lighting, has ensured that customers obtain the benefits of being able to install packaged lighting solutions. SLI continues to position itself in the market as an innovative supplier, carrying a complete lamp and fixture product line. The exciting new lamps and fixtures launched by SLI in 1996 demonstrated an ability not only to design for functionality, efficiency and aesthetic quality, but also to design for the needs of each channel of distribution.

SLI's focus on customer service, resulted in record levels of "first time, on time, in full" deliveries. This allowed our customers to benefit from lower levels of investment in their inventory, whilst satisfying the market's demands for ever-shortening lead times. As measured, SLI achieved 97% of line order delivery requirements, on random demand, from all of its service centres around Europe and is targeting higher levels in 1997.

Sales and Customers

Whilst overall sales fell by 2.5% from 1995, as a consequence of adverse economic conditions in mainland Europe, the underlying trends proved to be encouragingly positive. Sales improved in the overwhelming majority of SLI's countries of operation, due to the launch of 59 new product lines, in 1996, as well as the "full year" impact of 1995's crop of bright new products. Added sales also resulted from the successful integration of small acquisitions made in 1995. SLI's sales suffered in mature markets, particularly in incandescent products, which are in long term decline. Sales in emerging markets advanced significantly; sales of improved technology products, such as compact fluorescent and high volt halogen, grew impressively, considerably above the market rate. Strong growth in these expanding sectors of lighting supports SLI's philosophy of high investment in higher value and improved performance lighting system solutions.

SLI's commitment to a clearly defined distribution policy and the continuous timely launch of higher value added products and systems, is being rewarded by a growing list of international customers. In Europe, Latin America and Asia Pacific, SLI is expanding its customer base and invigorating the market with a differentiated approach to integrated lighting systems, aimed at meeting the ever-changing needs of customers. The strength of SLI's distribution network and brand recognition proved to be vital in the success of new product launches and in the penetration of new markets.

Research and Development (R&D)

SLI continued to invest progressively in R&D, having increased expenditure from 1992, by 240%, thereby sustaining the innovation impetus. In launching 59 new product lines in 1996, SLI continued the investment required to support the global demand for innovative and energy efficient lighting systems, whilst dramatically shortening the time traditionally taken in the lighting industry from design concept to product launch.

SLI continued to develop its technically advanced production processes, with particular emphasis on the growth sectors of compact fluorescent and high volt halogen. The "Hi-Spot" halogen range was enhanced in October 1996, by the introduction of Hi-Spot ES50. This unique product has been adopted by most of Europe's leading OEMs, due to the step-change in benefits it provides to users of accent lighting systems. SLI developed and launched several ranges of versatile lighting fixtures to complement the Hi-Spot ES50 lamp. In addition, SLI seized an opportunity to develop a short length T8 fluorescent lamp, giving OEMs and users a significantly lower initial cost and energy efficient lighting system alternative. Whilst building up its own development resources, SLI continues to derive maximum benefits from its successful long term technical collaboration with Osram.

SLI places development emphasis on:

o Energy saving, tungsten halogen lamps using normal line voltage, for domestic display and accent lighting. These lamps have the dual capability of replacing standard incandescent lamps with bright energy-saving tungsten halogen. They also replace low voltage tungsten halogen lamps, thereby eliminating the need for costly transformers. SLI continues to show leadership in this category and launched a new miniature range of halogen reflector lamps in 1996.

o New energy efficient, long life compact fluorescent lamps. In 1996, SLI was the first to launch a novel range of lamps in pastel colours, and, also, first to launch electronic compact fluorescent lamps with automatic daylight sensor control. Both products created considerable interest with customers in re-defining the boundaries of the energy saving lamp market.

o High intensity discharge lamps for specialist applications, particularly film, TV studio, theatre, audio-visual and stadium lighting. In 1996, SLI was at the forefront of this field with the introduction of innovative retrofit lamps. In particular, the "Britelux" range of metal halide lamps provides improved colour and lower energy consumption, yet requires no control gear change in existing fixtures.

o T8 tri-phosphor fluorescent lamps with features of short length and improved life were introduced to OEMs. In 1996, SLI led the introduction of several T8 lamps for specialist application in food production, medical centres, aquariums and terrariums.

o Trend setting accent fixtures, which incorporate the new ranges of concept lamps, notably in high voltage halogen and compact fluorescent. In 1996, Concord launched its successful "Lytespot", "Torus" and "Event" ranges, while Lumiance launched its highly successful "Sylvania Collection" incorporating "Cameleo", "Bravo" and "Insaver".

o Industrial/Commercial lighting fixtures to suit the changing legislative and aesthetic requirements of world markets. In 1996, SLI was the first to launch a "Lighting System Range" of luminaries, without conventional end-boxes, used in combination with SLI's Luxline Plus, ES8 lamps. This system provides the consumer with a 10% energy saving and up to a 17% improvement in lux level. SLI also launched "SLS", a sensor controlled lighting system which, due to its unique programming features, saves up to 80% in energy costs. "Speclyte" vision was also launched - a new optic system designed to significantly improve direct light output.

o In Latin America, considerable success was achieved with a range of new Industrial/Commercial and Accent fixtures launched throughout the Andean, Central America and Mercosur trade regions. This demonstrated SLI's ability to enhance added value in our customers' business, by providing a full-line lighting range.

o In Asia, SLI continued to broaden its integrated product offering and by engaging in a number of new partnerships ventures, expanded its sales representation.

o In Australia, SLI's newly acquired "Kliktube" business provided an additional strategic capability in suspended linear systems lighting. Several imaginative new products were launched in a sector where constant innovation and project management skills are necessary to maintain market leadership.

Almost all areas of new product development enjoy legislative support, either in terms of energy conservation or better treatment of the environment.

Capital Investment

Following the record levels of capital expenditure in 1994 and 1995, capital requirements were less demanding in 1996. However, investment was maintained at the levels required to sustain the 'innovation pipeline', provide impetus for cost reduction and support the creative talents of SLI's people.

Major projects in 1996 included:

o Expansion of production capacity at Shipley, UK, for compact fluorescent lamps.

o Expansion of production capacity for high voltage halogen lamps at Tienen, Belgium.

o  Expansion of metal halide arc-tube production capacity at Tienen.

o  Expansion of production capacity at the Sao Paulo lamp plant, in Brazil.

o Development, tooling and equipment for new Industrial/Commercial and Accent fixtures in Concord, UK, Lumiance, Holland, San Jose, Costa Rica, Gosford, Australia, and St. Etienne, France.

Capital investment in 1997 will continue to support the many opportunities available for the introduction of leading-edge products and penetration of new markets.

People

1996 was a challenging year in mainland continental Europe. Several important organisation changes and cost reduction measures were implemented, requiring a high level of energy and enthusiasm.

SLI's average employment levels fell by 164, mostly in manufacturing locations. However, SLI continued to develop and promote home-grown talents and to recruit a healthy number of younger, high potential, professional and technical staff.

1996 saw two important changes at executive level, with the planned retirement of Mr. Marinus A. Swaanen, Vice-President Lamp Operations, and Mr. Michael J.L. Goodwin, Vice-President Sales and Marketing, Europe. SLI was fortunate to find excellent replacements for both; Wayne L. Platt succeeded Mr. Swaanen and James
H. Baillie succeeded Mr. Goodwin. SLI retains the services of both retiring executives as consultants. Mr. Swaanen, also, remains as a director of SLI.

Environment

SLI maintained its progressive policy of consistently improving the environmental management of its products and processes. The implementation of an advanced environmental management system helped to ensure that the welfare and safety of our people, as well as the condition of manufacturing plants, are protected in advance of foreseen legislative requirements.

Financial Performance

Due to depressed economic conditions prevailing in mainland Europe, principally in France and Germany, SLI sustained a disappointing operating result. Against a backdrop of falling market demand, SLI successfully held its market share. A pro-active cost reduction programme was implemented which eliminated (pounds)11 million of annual overhead costs and brought a charge to the 1996 profit and loss account of (pounds)3.2 million.

Operating profit, before exceptional items, fell to (pounds)3.8 million from (pounds) 11.9 million in 1995. SLI continued to invest heavily in R&D, customer service and its brands. This ensured that the group maintained its long-term development strategy. Sales and operating profits outside Europe continued to grow. SLI, once again, generated a positive operating cash flow of (pounds)16.0 million before exceptional items, utilising the skill of its people to achieve record levels of customer serviceability on lower levels of inventory and working capital. In 1996, SLI resisted the temptation to make any large acquisitions preferring, instead, to prudently manage its Balance Sheet and develop its business organically. SLI's healthy

Balance Sheet, with net debt of only 10.8% of Equity, provides a solid platform for future expansion.

Outlook

SLI will achieve profitable growth as an integrated lighting business, with an absolute focus on customer service, quality and customer-driven innovation. As 1997's European economic climate is unlikely to be better than 1996, SLI expects improvements in performance to come from its own new product and cost reduction initiatives, rather than from more favourable external conditions. The group will continue to invest in profitable opportunities to achieve its strategic goals and looks forward to the future with great confidence.

To this end, we wish to thank our customers for their tremendous support and encouragement during another year of dynamic change. Great appreciation is also due to our people worldwide for their enthusiasm and support.


Norman Scoular
Chief Executive Officer
Geneva, 20 March 1997

Directors' Report
for the year ended 31 December 1996

The directors present their report and the audited financial statements for the year ended 31 December 1996.

Principal activities

The principal activities of the group are unchanged from last year, and are the design, manufacture and distribution of lighting products.

Review of business

The consolidated profit and loss account for the year is set out on page 12. An explanation of the results, future developments and plans for the business are explained in the operating and financial review set out on pages 3 to 10.

Dividends and transfers to reserves

In accordance with the company's articles and the terms of the cumulative redeemable preference shares a dividend of (pounds)963,000 (1995:
(pounds)861,000) was payable.

A loss of (pounds)(6,732,000) (1995: profit of (pounds)6,093,000) will be transferred to the group's reserves, after charging the above dividend, together with associated appropriations on the cumulative redeemable preference shares to the result for the financial year.

Directors

The directors of the company at 31 December 1996 are listed on page 1. They have all been in office for the whole of the year.

Insurance of directors

The group maintains insurance for directors and officers for general liabilities in respect of their duties as directors and officers of the group.

Group research and development

The group is committed to research and development activities in order to enhance its position in the lighting industry, and (pounds)6.7 million (1995:
(pounds)6.9 million) of costs attributable to research and development have been written off in the year.

Changes in fixed assets

The movements in fixed assets during the year are set out in notes 10 to 12. The group invested (pounds)10 million (1995: (pounds)19.2 million) mainly in new production facilities in lamps and fixtures, in order to expand sales in selected products and to improve cost efficiencies.

Employees

SLI is committed to employee involvement and has a number of well established consultative and collective bargaining arrangements which ensure that the views of employees are taken into account.

SLI is committed to providing equal opportunities in employment and expects the composition of its work force to reflect the composition of the communities in which its offices and factories are located.

The group's policy is to recruit disabled workers for those vacancies that they are able to fill. All necessary assistance with initial training courses is given. Once employed, a career plan is developed so as to ensure suitable opportunities for each disabled person. Arrangements are made, wherever possible, for retraining employees who become disabled, to enable them to perform work identified as appropriate to their aptitudes and abilities.

By order of the board


E.P. Bartlett
Chief Financial Officer
20 March 1997

Consolidated profit and loss account
for the year ended 31 December 1996

                                                            Before        Exceptional         Total           Total
                                                     exceptional items        items
                                                                             (Note 4)
                                                                   1996          1996          1996            1995
                                                   Note    (pounds)'000  (pounds)'000  (pounds)'000    (pounds)'000

Turnover                                            2, 3        377,629            --       377,629         387,222

Cost of sales                                                  (259,657)         (777)     (260,434)       (258,437)
                                                               --------        ------      --------        --------
Gross profit                                                    117,972          (777)      117,195         128,785

Distribution costs                                              (82,618)       (1,054)      (83,672)        (84,413)
Administration expenses                                         (31,570)       (2,419)      (33,989)        (32,465)
                                                               --------        ------      --------         -------
Operating (loss)/profit                                5          3,784        (4,250)         (466)         11,907
                                                               --------        ------

Profit on sale of fixed assets                         6                                        551           1,238
                                                                                           --------         -------
Profit on ordinary activities before interest                                                    85          13,145

Net interest payable and similar charges               7                                     (3,512)         (2,710)
                                                                                             ------          ------
(Loss)/profit on ordinary activities before taxation                                         (3,427)         10,435

Tax on ordinary activities                             8                                     (3,570)         (2,791)
                                                                                             ------          ------
(Loss)/profit on ordinary activities after taxation                                          (6,997)          7,644

Minority interests                                                                               18              11
                                                                                             ------          ------
(Loss)/profit for the financial year                                                         (6,979)          7,655

Non-equity dividends and other appropriations          9                                        247          (1,562)
                                                                                             ------         -------
Retained (loss)/profit for the year                                                          (6,732)          6,093
                                                                                             ======         =======

Company profit and loss account
for the year ended 31 December 1996

                                                      1996          1995
                                              (pounds)'000  (pounds)'000
Income from subsidiaries                             2,500         7,000

Other income/(expenditure)                          (1,728)         (689)
                                                    ------        ------
                                                       772         6,311
                                                    ======        ======

Balance sheets after the appropriation of results as at 31 December 1996

                                                                     Group                           Company
                                                              1996            1995             1996            1995
                                                                          Restated
                                                Note  (pounds)'000    (pounds)'000     (pounds)'000     (pounds)'000
Fixed assets
 Intangible assets                                10         3,358           3,374               40              47
 Tangible assets                                  11        70,752          82,982               --              --
 Investments                                      12            --              --            8,268           8,268
                                                           -------         -------           ------          ------
                                                            74,110          86,356            8,308           8,315
                                                           -------         -------           ------          ------

Current assets
 Stocks                                           13        54,239          67,536               --              --
 Debtors                                          14        81,681          92,160           12,685          20,704
 Cash and deposits                                15        28,175          35,370            1,250           1,305
                                                          --------        --------          -------         -------
                                                           164,095         195,066           13,935          22,009
Creditors: amounts falling due within
 one year                                         16      (108,297)       (127,870)          (3,596)        (10,389)
                                                         ---------        --------         --------         -------
Net current assets                                          55,798          67,196           10,339          11,620
                                                         ---------        --------         --------         -------
Total assets less current liabilities                      129,908         153,552           18,647          19,935

Creditors: amounts falling due after
 more than one year                               17       (24,237)        (30,850)              --          (7,000)

Provisions for liabilities and charges            18       (17,671)        (31,321)              --              --
                                                            ------          ------           ------          ------
Net assets                                                  88,000          91,381           18,647          12,935
                                                           =======          ======          =======          ======



Capital and reserves
 Called up share capital                          20            31              31               31              31
 Share premium account                            23        12,054           6,548           12,054           6,548
 Other reserves                                   23        82,285          72,468                -             -
 Profit and loss account                          23        (6,370)         12,316            6,562           6,356
                                                           -------         -------          -------          ------
Total shareholders' funds                         24        88,000          91,363           18,647          12,935

Balance sheets after the appropriation of results as at 31 December 1996

                                                                     Group                          Company
                                                              1996            1995             1996            1995
                                                                          Restated
                                                 Note (pounds)'000    (pounds)'000     (pounds)'000    (pounds)'000
--------------------------------------------------------------------------------------------------------------------

Equity shareholders' funds                                  74,238          82,374            4,885           3,946
Non-equity shareholders' funds                              13,762           8,989           13,762           8,989
--------------------------------------------------------------------------------------------------------------------

Equity minority interests                                       --              18              --               --
                                                           -------         -------          -------          ------
                                                            88,000          91,381           18,647          12,935
                                                           =======         =======          =======          ======

The financial statements on pages 12 to 34 were approved by the Board of Directors on 20th March 1997 and were signed on its behalf by:


E.P. Bartlett
Chief Financial Officer

Consolidated cash flow statement
for the year ended 31 December 1996

                                                                                   1996               1995
                                                                   Note    (pounds)'000       (pounds)'000
Net cash inflow from operating activities before
exceptional items and fundamental restructuring costs                            16,021              2,983

Exceptional items paid in year                                      4            (3,003)              (461)
Fundamental restructuring costs                                     31d          (1,340)            (5,463)
                                                                               --------           --------
Net cash inflow/(outflow) from operating activities                 31a          11,678             (2,941)

Returns on investments and servicing of finance
Interest received                                                                   524              1,564
Interest paid                                                                    (3,417)            (3,661)
Interest element of finance lease rental payments                                  (378)              (114)
Non-equity dividends paid                                                          (941)              (431)
                                                                               --------           --------
                                                                                 (4,212)            (2,642)

Taxation paid                                                                    (1,701)              (926)

Capital expenditure
Purchase of tangible fixed assets                                                (8,914)           (14,767)
Purchase of finance lease fixed assets                                               --             (4,141)
Sale of finance lease fixed assets                                                   --              4,141
Sale of tangible fixed assets                                                       896              2,506
                                                                                -------            -------
                                                                                 (8,018)           (12,261)

Acquisitions and disposals
Purchase of subsidiaries                                            22           (1,537)              (250)
                                                                                -------            -------
                                                                                 (1,537)              (250)

Cash outflow before management of liquid resources                               ------            -------
and financing                                                                    (3,790)           (19,020)
                                                                                 ------            -------

Management of liquid resources
Net cash (withdrawn)/deposited from short term deposits                          (2,121)             5,360
                                                                                -------            -------
                                                                                 (2,121)             5,360

Consolidated cash flow statement
for the year ended 31 December 1996

                                                                                   1996               1995
                                                                   Note    (pounds)'000       (pounds)'000

Financing
Net increase/(decrease) in short term borrowings                                  2,799             (2,424)
New loans repayable beyond a year                                                 7,164              6,472
Repayment of loans and other long term borrowings                                (8,437)              (684)
Capital element of finance lease rental payments                                   (306)              (269)
                                                                                -------           --------
                                                                                  1,220              3,095
                                                                                -------           --------
Decrease in net cash in the year                                    31           (4,691)           (10,565)
                                                                                =======           ========

Notes to the Financial Statements for the Year ended 31 December 1996

1.    Basis of presentation of financial statements

      Sylvania Lighting International B.V., "the Company", was incorporated in July 1992 and is registered in the Netherlands. The Company is therefore required to prepare financial statements in accordance with the provisions of the Dutch Civil Code Book II, Title 9. Under the provisions of article 362 of this code, it is permissible for the Company to prepare its financial statements in accordance with generally accepted accounting principles and practices of the United Kingdom.

      Principal accounting policies

      The directors have decided to prepare the financial statements in sterling under the historical cost convention and in accordance with the applicable Accounting Standards of the United Kingdom due to the international nature of its operations. Material differences exist in the application of generally accepted accounting principles (GAAP) in the United Kingdom compared to Dutch GAAP, due to the valuation of investments in subsidiary undertakings at historical cost instead of on an equity basis, and due to the provision of deferred taxation only where it is probable the timing differences will crystallise, instead of on a full provision basis.

      The following is a summary of the main group accounting policies, all of which have been consistently applied.

      Changes in presentation and disclosure

      The cash flow statement has been presented under the new format required by the revised FRS 1 "Cash flow statements".

      Comparative figures have been restated as stated in notes 14, 15 and 16.

      Basis of consolidation

      The consolidated financial statements of the group comprise the financial statements of the Company and its subsidiaries prepared in accordance with all the applicable Accounting Standards of the United Kingdom.

      All intragroup sales and profits are eliminated fully on consolidation.

      The results of subsidiaries acquired or disposed of during the year are consolidated from or to their respective date of acquisition or disposal.

      Goodwill

      The negative goodwill arising from the acquisition of the international lighting businesses of GTE Corporation and GTE International Incorporated was arrived at after careful consideration and evaluation of the fair value of acquired net assets. The resultant figure was credited directly to reserves.

      Goodwill which represents the excess of the fair value of the purchase consideration of the business acquired over the fair values of their identifiable net assets, is written off immediately to reserves on acquisition. On the sale of a business, related goodwill previously written off to reserves, is released to the profit and loss account in the year of sale.

      Foreign currencies

      Assets and liabilities of subsidiaries in foreign currencies are translated into sterling at rates of exchange ruling at the end of the financial year except where rates of exchange are fixed under contractual arrangements. The results of the foreign subsidiaries are translated at the average rate of exchange for the year, except for material exceptional items which are translated at the rate on the date of the transaction. Differences on exchange arising from the retranslation of the opening net investment in subsidiary companies, and from the translation of the results of those companies at average rate, are taken to reserves. All other foreign exchange differences are taken to the profit and loss account in the year in which they arise.

      Where the group operates in countries with hyper-inflationary economies, adjustments are made to ensure the financial results fairly reflect the financial position of the foreign operation. The local currency financial results are recorded in a functional currency, monetary amounts being recorded at the balance sheet closing rate and non-monetary amounts at the historical rate ruling when the transaction occurred. The financial statements remeasured into the functional currency are then translated into sterling using the method above.

      Turnover

      Turnover, which excludes value added and sales taxes, represents the invoiced value of goods and services supplied to third parties.

      Deferred taxation

      Provision is made for deferred taxation, using the liability method, on all material timing differences to the extent that it is probable the liability or asset will crystallise.

      Government grants

      Capital grants are credited to accruals and deferred income and released to the profit and loss account over the estimated useful life of the assets to which they relate.

      Intangible fixed assets

      Intangible fixed assets comprise trademarks and patents purchased at the date of acquisition of the international lighting businesses of GTE Corporation and GTE International Incorporated. Costs of protecting trademarks and patents together with the costs of registering new patents and trademarks are charged to the profit and loss account in the year they are incurred.

      No annual provision for depreciation is made in respect of the intangible assets acquired from GTE as it is considered that the residual value of the trademarks and patents approximates to cost. The carrying value of the intangible fixed assets is regularly reviewed by the directors to determine whether there has been any permanent diminution in value.

      Tangible fixed assets

      Fixed assets are stated at their historical cost less accumulated depreciation on a straight line basis over their expected useful economic lives at the following rates:

            Freehold buildings               2% to 5%
            Long leasehold buildings         2%
            Short leaseholds                 over term of lease
            Plant and machinery  - heavy     6% to 10%
                                 - other     10% to 33%
            Motor vehicles                   16.7% to 33%
            Computers and software           20% to 33%

      Stocks and work in progress

      Stocks and work in progress are stated at the lower of cost or net realisable value on a first in first out basis. Manufactured products are valued at direct costs plus the appropriate level of attributable overheads based on normal levels of activity. Provisions for slow moving, obsolete and defective stocks are made as necessary.

      Finance and operating leases

      Finance leases which transfer substantially all of the benefits and risks of ownership to the group are capitalised as tangible assets and depreciated over the shorter of the assets economic life or the expected lease period. Outstanding obligations of such leases, net of finance charges, are included under creditors. The finance element is charged to the profit and loss account over the term of the lease. All other leases are operating leases and the rentals of these are charged to the profit and loss account as incurred.

      Pension costs

      The group operates a variety of defined benefit schemes and defined contribution schemes in accordance with local conditions and practices in the countries concerned. The defined benefit schemes are reviewed every three years by professionally qualified independent actuaries and contribution rates to the defined benefit schemes revised accordingly. Pension costs are accounted for on the basis of charging the expected costs of providing the pensions over the expected service lives of the current employees. The cost of providing other post-retirement benefits is recognised on a similar basis.

      Research and development

      Expenditure on research and development is written off in the year in which it is incurred except where major projects are undertaken where it is reasonably anticipated that costs will be recovered through future commercial activity. Such costs are written off over the period expected to benefit. No development costs have been capitalised to date.

2.    Segmental analysis by class of business

      Sylvania Lighting International is an integrated lighting products group. In the directors' opinion, the turnover and operating result is attributable to this one activity, the manufacture and distribution of lighting products.

3.    Analysis by geographical area

      The analysis by geographical area of the group's turnover is set out below;

      Turnover                      1996         1996          1995         1995
                                Sales by     Sales by      Sales by     Sales by
                             destination       origin   destination       origin
                            (pounds)'000 (pounds)'000  (pounds)'000 (pounds)'000
      Geographical segment
      The Netherlands             13,268       13,904        14,545       14,776
      Rest of Europe             252,880      270,516       275,848      286,106
      Latin America               51,946       54,356        51,850       54,154
      Asia Pacific                41,414       38,853        34,172       32,186
      Rest of world               18,121           --        10,807           --
                                 -------      -------       -------      -------
                                 377,629      377,629       387,222      387,222
                                 =======      =======       =======      =======

4.    Exceptional expenses within operating (loss)/profit

      a) In response to difficult market conditions during 1996 the group instigated a reorganisation of activities to reduce costs and improve the group profitability. This resulted in a charge of (pounds)3,161,000 being included within the operating profit.

      b) In addition, during the year costs of (pounds)1,089,000 relating to group reconstruction and the raising of finance were charged to administration costs, of which (pounds)461,000 was prepaid in 1995.

5.    Operating (loss)/profit

                                                                                   1996                 1995
                                                                           (pounds)'000         (pounds)'000
      Operating (loss)/profit is stated after crediting:
      Amortisation of government grants                                             663                  972
      Exchange gains                                                                 48                   --
      Profit on disposal of tangible fixed assets                                    38                   --
                                                                                 ======               ======

      and after charging:
      Loss on disposal of tangible fixed assets                                      --                   87
      Depreciation charge for the year:
               Intangible fixed assets                                               16                   56
               Tangible owned fixed assets                                       11,463               10,697
               Tangible fixed assets held under finance leases                      122                   85
      Research and development expenditure all expensed in year                   6,674                6,948
      Operating lease rentals:
               Plant and machinery                                                2,223                1,851
               Land and buildings                                                 3,971                3,852
      Exchange losses                                                                --                  203
      Auditors' remuneration for:
               Audit                                                                564                  550
               Other services                                                     1,181                  451

6.    Profit on sale of fixed assets

                                                                                   1996                 1995
                                                                           (pounds)'000         (pounds)'000

      Net profit on sale of freehold property                                       551                  945
      Net profit on sale of plant and machinery                                      --                  293
                                                                                    ---                -----
                                                                                    551                1,238
                                                                                    ===                =====

7.    Net interest payable and similar charges

                                                                                   1996              1995
                                                                           (pounds)'000      (pounds)'000
      Interest on loans and overdrafts:
      Repayable within 5 years, not by instalments                                2,926             3,087
      Repayable within 5 years, by instalments                                      687             1,076
      Repayable wholly or partly after five years                                    70                --
      Interest on finance leases                                                    378               114
                                                                                  -----             -----
                                                                                  4,061             4,277

      Less: interest receivable                                                    (549)           (1,567)
                                                                                  -----             -----
      Total net interest payable                                                  3,512             2,710
                                                                                  =====             =====

8.    Tax on ordinary activities

                                                                                   1996              1995
                                                                           (pounds)'000      (pounds)'000
      Tax charge on profit on ordinary activities:
               Corporation tax for the year                                       2,190             1,627
               Withholding tax                                                      161               160
               Deferred tax                                                       1,282             1,391
               Under/(over) provision in respect of prior years
                  Corporation tax                                                  (106)             (656)
                  Deferred tax                                                       43               269
                                                                                 ------            ------
                                                                                  3,570             2,791
                                                                                 ======            ======

      The tax charge shown above comprises the following:

      Tax charges/(credits) which give rise to tax payments/(repayments):
               Current tax                                                        2,351             1,787
               Prior year                                                          (106)             (656)
      Release of deferred tax assets from the utilisation of tax losses existing at acquisition together with the tax allowable elements of fair value
      adjustments which have reduced the tax charges on current year results        404             1,295
      Other deferred tax items                                                      921               365
                                                                                 ------            ------
                                                                                  3,570             2,791
                                                                                 ======            ======

      The group has tax losses carried forward of approximately (pounds)91 million (1995: (pounds)77 million). These losses may only be relieved against future taxable trading profits arising in the countries in which the losses reside.

9.    Dividends and appropriations

                                                                                   1996              1995
                                                                           (pounds)'000      (pounds)'000
      On non-equity shares:
      Appropriations for:
               Foreign exchange                                                  (1,210)              701
      Preference dividends:
               First half year paid                                                 511               431
               Second half year proposed                                            452               430
                                                                                 ------             -----
                                                                                   (247)            1,562
                                                                                 =======            =====

      In agreement with the articles of association, the dividend payments on the redeemable preference shares for 1997 and 1998 are payable on 31st December 1998.

      Appropriations for foreign exchange arise as the preference shares are denominated in NLG (see note 20).

10.   Intangible fixed assets

                                                        Group        Company
                                                 intellectual   intellectual
                                                     property       property
                                                 (pounds)'000   (pounds)'000
      Cost at 1 January 1996                            3,461            66
      Exchange differences                                 (3)           --
                                                        -----           ---
      At 31 December 1996                               3,458            66
                                                        -----           ---

      Depreciation at 1 January 1996                      (87)          (19)
      Exchange differences                                  3            --
      Charge for year                                     (16)           (7)
                                                        -----           ---
      At 31 December 1996                                (100)          (26)
                                                        -----           ---

      Net book value as at 31 December 1996             3,358            40
                                                        =====           ===

      Net book value as at  31 December 1995            3,374            47
                                                        =====           ===

11.   Tangible fixed assets

                                                                  Short
                                                 Freehold     leasehold                   Fixtures
                                                land and       land and     Plant and          and
      Group                                     buildings     buildings     machinery      fittings         Total
                                             (pounds)'000  (pounds)'000  (pounds)'000  (pounds)'000  (pounds)'000

      Cost at 1 January 1996                       18,236         4,884        71,825        10,422       105,367
      Exchange differences                         (2,206)         (784)       (8,799)       (1,190)      (12,979)
      Additions                                       488           536         7,975           989         9,988
      Disposals                                      (319)           --          (592)         (335)       (1,246)
      Reclassifications within fixed assets            92            --           117          (209)           --
                                                   ------         -----       -------         -----       -------
      At 31 December 1996                          16,291         4,636        70,526         9,677       101,130
                                                   ------         -----       -------         -----       -------

      Depreciation at 1 January 1996               (2,662)         (101)      (16,106)       (3,516)      (22,385)
      Exchange differences                            319            14         1,898           422         2,653
      Charge for year                                (905)         (270)       (8,506)       (1,904)      (11,585)
      Eliminated in respect of disposals              212            --           421           306           939
                                                   ------          ----       -------        ------       -------
      At 31 December 1996                          (3,036)         (357)      (22,293)       (4,692)      (30,378)
                                                   ------          ----       -------        ------       -------

      Net book value at 31 December 1996           13,255         4,279        48,233         4,985        70,752
                                                   ======         =====        ======         =====        ======

      Net book value at 31 December 1995           15,574         4,783        55,719         6,906        82,982
                                                   ======         =====        ======         =====        ======

      Included in plant and machinery is (pounds)1,959,000 (1995:
      (pounds)6,305,000) relating to assets under construction.

      The net book value of tangible fixed assets includes an amount of (pounds)4,762,000 (1995: (pounds)5,045,000) in respect of assets held under finance leases. During the year the group entered into finance lease arrangements in respect of fixed assets with a total capital value at the inception of the leases of (pounds)892,000 (1995: (pounds)4,261,000).

      Certain freehold land and buildings were valued on 30 September 1996 at open market value on the basis of existing use by an international firm of chartered surveyors at (pounds)30.2 million, as opposed to a net book value of (pounds)15.5 million. The surplus on valuation has not been accounted for.

      Also certain of the freehold land and buildings and part of the plant and machinery are held as collateral to secure medium term loans and facilities amounting to (pounds)26 million (1995: (pounds)50 million).

12.   Fixed asset investments

      The Company holds interests in group undertakings amounting to (pounds)8,268,000 (1995: (pounds)8,268,000). A listing of the principal subsidiary undertakings is given on page 35.

13.   Stocks

                                                                                            Group
                                                                                     1996            1995
                                                                             (pounds)'000    (pounds)'000

      Raw materials and consumables                                                 9,407          10,373
      Work in progress                                                              5,454           6,795
      Finished goods and goods for resale                                          39,378          50,368
                                                                                   ------          ------
                                                                                   54,239          67,536
                                                                                   ======          ======

      The replacement cost of stock and work in progress is not materially different from the amount above.

14.   Debtors

                                                        Group                              Company
                                                   1996           1995               1996            1995
                                                              Restated
                                           (pounds)'000   (pounds)'000       (pounds)'000    (pounds)'000

      Trade debtors                              71,009         78,812                 --              --
      Amounts owed by subsidiary
      undertakings                                   --           --               12,641          19,893
      Other debtors                               4,211          4,112                 44             213
      Prepayments and accrued income              5,094          6,559                 --             598
      Deferred tax (see note 19)                     --            590                 --              --
      Corporation tax recoverable                 1,367          2,087                 --              --
                                                -------        -------            -------          ------
                                                 81,681         92,160             12,685          20,704
                                                =======         ======            =======          ======

      Amounts falling due after more
      than one year included in above
      Other debtors                                 947          1,062                 41              --
      Prepayments and accrued income              1,095          1,121                 --              --
      Corporation tax recoverable                 1,366          1,598                 --              --
                                                 ------         ------             ------         -------
                                                  3,408          3,781                 41              --
                                                 ======         ======             ======         =======


      The 1995 comparative has been restated by (pounds)1,121,000 to reflect the reclassification of a cash deposit held in escrow for the benefit of a third party from deposits to prepayments falling due after more than one year, and also for the recognition of (pounds)1,235,000 of trade debtors previously matched against cash advances received from banks with recourse.

15.   Cash and deposits

      Cash and deposits consist of cash available on demand or within one working day of (pounds)16,853,000 (1995: (pounds)24,994,000) and short term deposits of (pounds)11,322,000 (1995: (pounds)10,376,000).

      The 1995 comparative has been restated by (pounds)1,121,000 to reflect the reclassification of a cash deposit held in escrow for the benefit of a third party from deposits to prepayments falling due after more than one year.

16.   Creditors: amounts falling due within one year

                                                         Group                             Company
                                                   1996           1995               1996            1995
                                                              Restated
                                           (pounds)'000   (pounds)'000       (pounds)'000    (pounds)'000

      Bank overdrafts                             2,187          4,054                 --              --
      Financing of receivables with recourse*     7,532          5,437                 --              --
      Bank loans                                  3,883          2,657              2,004              --
      Other loans                                    --          6,943                 --           6,943
      Obligations under finance leases              321            383                 --              --
      Payments received on account                  175             97                 --              --
      Trade creditors                            45,194         55,806                 --              --
      Bills payable                               8,005          6,169                 --              --
      Amounts owed to subsidiary
      undertakings                                   --             --                  3           1,989
      Corporation tax                             2,115          2,200                 --              --
      Other taxation and social security          5,954          5,580                 --              --
      Other creditors                             2,465          2,607                 --             129
      Accruals and deferred income               30,014         35,507              1,137             898
      Proposed dividends payable                    452            430                452             430
                                                -------       --------             ------          ------
                                                108,297        127,870              3,596          10,389
                                                =======        =======             ======          ======

      * Amounts advanced by financial institutions secured on trade debtors.

      The 1995 comparative has been restated to reflect the recognition of (pounds)1,235,000 of cash advances from banks secured on trade debtors with recourse.

17.   Creditors: amounts falling due after more than one year

                                                         Group                             Company
                                                   1996           1995               1996            1995
                                           (pounds)'000   (pounds)'000       (pounds)'000    (pounds)'000

      Bank loans                                 19,396         25,143                 --           7,000
      Obligations under finance leases            4,361          4,517                 --              --
      Corporation tax                                --            242                 --              --
      Accruals and deferred income                  480            948                 --              --
                                                -------         ------              -----          ------
                                                 24,237         30,850                 --           7,000
                                                =======         ======              =====          ======

      Bank loans, overdrafts and other loans
      are repayable as follows:
      In one year or less                        13,602         19,091              2,004           6,943
      Between one and two years                   5,966          3,020                 --              --
      Between two and five years                 13,105         21,589                 --           7,000
      In five years or more                         325            534                 --              --
                                                -------        -------              -----          ------
                                                 32,998         44,234              2,004          13,943
                                                =======         ======              =====          ======

      The total value of bank borrowings repayable by instalments, any part of which falls due after more than five years is (pounds)1,087,000 (1995:
      (pounds)1,398,000). Of these amounts, (pounds)456,000 (1995:
      (pounds)612,000) bear interest at 6% and (pounds)631,000 (1995:
      (pounds)786,000) at 5%.

      An aggregate amount of (pounds)12,121,000 (1995: (pounds)14,350,000) repayable by instalments is included within bank borrowings repayable within five years. This bears interest of FIBOR + between 1.0%-1.5% and is secured on freehold properties and plant and machinery.

      Finance leases

      The net finance lease obligations to which the group is committed are:

                                                        1996          1995
                                                (pounds)'000  (pounds)'000
      Within one year or less                            321           383
      Between one and two years                          323           287
      Between two and five years                         897           733
      After five years                                 3,141         3,497
                                                       -----         -----
                                                       4,682         4,900
                                                       =====         =====

      The total value of leases repayable by instalments, any part of which falls due after more than five years is (pounds)3,883,000 (1995:
      (pounds)4,144,000).

18.   Provisions for liabilities and charges

      Group                                                                 Other      Deferred
                                         Pensions    Reorganisation    provisions      taxation         Total
                                     (pounds)'000      (pounds)'000  (pounds)'000  (pounds)'000  (pounds)'000

      At 1 January 1996                    14,876            14,867         1,578            --        31,321
      Release of fair value provisions     (1,200)           (9,531)           --            --       (10,731)
      Exchange differences                 (1,779)             (782)          (40)           --        (2,601)
      Profit and loss account               1,519                20            56           823         2,418
      Utilised                               (640)           (1,388)         (346)           --        (2,374)
      Transfer to creditors                  (345)               --           (17)           --          (362)
                                           ------            ------        ------         -----       -------
      At 31 December 1996                  12,431             3,186         1,231           823        17,671
                                           ======            ======        ======         =====       =======

      Pension provisions relate mainly to book reserved funds in Germany, Belgium and a number of Latin American countries (see note 27). Other provisions relate mainly to employee fringe benefits. See note 19 for deferred taxation.

      During the year (pounds)10,731,000 of provisions set up as part of the fair value exercise on the acquisition by Sylvania Lighting International of the international lighting business of GTE Corporation and GTE International Incorporated were written back to negative goodwill, as these provisions are no longer required.

19.   Deferred taxation

      Deferred taxation recognised in the financial statements, and the amount unrecognised of the total potential amount, are as follows:

      Group                                             Amount recognised            Amount unrecognised
                                                         1996          1995               1996          1995
                                                 (pounds)'000  (pounds)'000       (pounds)'000  (pounds)'000
      Tax effect of timing differences due to:
      Excess of tax allowances over depreciation       (1,556)       (1,493)            (3,337)       (7,313)
      Other                                               552         1,819             33,441        23,019
                                                       ------         -----             ------        ------
                                                       (1,004)          326             30,104        15,706

      Add: unrelieved advance corporation tax             181           264                 --            --
                                                       ------         -----             ------        ------
      Net deferred tax (provision)/asset                 (823)          590             30,104        15,706
                                                       ======         =====             ======        ======

      The movements on the group deferred taxation asset/(provision) are as follows:

                                                (pounds)'000
      As at 1 January 1996                               590
      Exchange difference                                (88)
      Transfer to profit and loss account             (1,325)
                                                      ------
      As at 31 December 1996                            (823)
                                                      ======

      Provision is made for taxation liabilities which will arise on the distribution of profits of overseas subsidiaries to the extent that it is intended to remit such profits in the foreseeable future.

20.   Share capital

                                                   Par                     1996                     1995
                                         Votes     NLG        NLG  (pounds)'000         NLG (pounds)'000
      Authorised                     per share
      300,000  "A" ordinary shares         100    1.00    300,000           118     300,000          118
      200,000  "B" ordinary shares          35    0.35     70,000            27      70,000           27
      495,000  12.5% cumulative
      redeemable preference shares           1    0.01      4,950             2       4,950            2
                                                          -------           ---     -------         ----
                                                          374,950           147     374,950          147
                                                          =======           ===     =======         ====


      Issued, called up and fully paid
      60,000  "A" ordinary shares                 1.00     60,000            24      60,000           24
      40,000  "B" ordinary shares                 0.35     14,000             6      14,000            6
      179,311  12.5% cumulative
      redeemable preference shares                0.01      1,793             1         990            1
                                                          -------           ---     -------          ---
                                                           75,793            31      74,990           31
                                                          =======           ===     =======         ====

      The preference shares may be redeemed at the earlier of a sale or listing or 31 January 2003 at par plus associated share premium and redemption premium. This amounted to (pounds)12,054,000 and (pounds)1,256,000 as at 31 December 1996. These have a preferential right to the return of capital on winding up. During the year the articles of association were changed to maintain the dividend rate at 12.5% per annum, and to make the preference shares redeemable at the rate of 2.90 NLG to (pounds)1.

21.   Options in shares of SLI BV

      To avoid dilution of shareholdings, the right has been granted to an existing shareholder to receive ordinary shares for no consideration if at anytime prior to a sale or listing, new shares are issued up to a capitalisation of US$35 million. If the new issue takes the capitalisation above US$35 million, then the consideration is calculated proportionately for the capitalisation above US$35 million. During the year this shareholder exercised his option to acquire 2,000 "A" ordinary shares and 1,980 preference shares at US$1 per ordinary share and US$100 per preference share.

      Further options exist for senior managers to subscribe for 0.25% of the equity of the Company in each class of shares at a price of US$2 per ordinary share and US$200 per preference share, and, for a group of senior operating managers, 2% of the equity of the company in each class of share at a price of US$900 per ordinary share and US$100 per preference share, upon a sale or listing of the Company as defined in the shareholders agreement which is available for inspection at the Company's registered office.

22.   Acquisitions

      On 5th February 1996, the assets of Kliktube Systems of Australia Pty Ltd, and Kliktube Systems (NZ) Ltd were acquired and accounted for under the acquisition method of accounting.

      The assets and liabilities of the acquired business at the acquisition date are set out below, together with the adjustments to reflect the fair value of the assets and liabilities.

                                        Net book
                                        value at     Fair value        Adjusted
                                     acquisition    adjustments      fair value
                                    (pounds)'000   (pounds)'000    (pounds)'000
      Fixed assets
      Tangible assets                        240             82             322
                                            ----            ---           -----
                                             240             82             322
      Current assets
      Stock                                  355             --             355
                                            ----            ---           -----
                                             595             82             677
      Creditors due within one year          (54)            --             (54)
                                            ----            ---           -----
      Net assets                             541             82             623
                                             ===            ===

      Goodwill arising on acquisition                                       914
                                                                          -----
      Consideration in cash                                               1,537
                                                                          =====

      The effect of these acquisitions on the turnover and operating profit during the year was not material.

23.   Share premium account and reserves

                                                                   Share                         Profit
                                                                 premium          Other        and loss
                                                                 account       reserves         account
      Group                                                 (pounds)'000   (pounds)'000    (pounds)'000

      At 1 January 1996                                            6,548         72,468          12,316
      Exchange differences                                            --             --         (11,141)
      Share premium on new issue of preference shares              5,961             --              --
      Expenses of preference share issue                             (58)            --              --
      Non-equity shareholders' appropriation                          --             --          (1,210)
      Transfer to reflect the set conversion of 2.9 NLG to
       (pounds)1 of the NLG denominated premium account
       (see note 20)                                                (397)            --             397
      Adjustment to goodwill arising on
       fair value at 29 January 1993                                  --         10,731              --
      Goodwill arising on acquisitions (see note 22)                  --           (914)             --
      Retained loss for the year                                      --             --          (6,732)
                                                                  ------         ------          ------
      At 31 December 1996                                         12,054         82,285          (6,370)
                                                                  ======         ======          ======

      As at 31 December 1996 the distributable reserves of the Company amounted to (pounds)18.6 million (including (pounds)12.1 million of share premium distributable under Dutch law). The aggregate amount of negative goodwill net of disposals included within reserves is (pounds)82,285,000 (1995:
      (pounds)72,468,000).

                                                                                  Share          Profit
                                                                                premium        and loss
                                                                                account         account
      Company                                                              (pounds)'000    (pounds)'000
      At 1 January 1996                                                           6,548           6,356
      Premium on issue of new preference shares                                   5,961              --
      Expenses of preference share issue                                            (58)             --
      Non-equity shareholders' appropriation                                         --          (1,210)
      Transfer to reflect the set conversion of 2.9 NLG to(pounds)1
       of the NLG denominated premium account (see note 20)                        (397)            397
      Retained profit for the year                                                   --           1,019
                                                                                 ------           -----
      At 31 December 1996                                                        12,054           6,562
                                                                                 ======           =====

24.   Reconciliation of movements in shareholders' funds

                                                                                   1996            1995
                                                                           (pounds)'000    (pounds)'000

      (Loss)/profit for the financial year                                       (6,979)          7,655
      Dividends and appropriations                                                  247          (1,562)
                                                                                 ------          ------
                                                                                 (6,732)          6,093

      Other recognised gains/(losses) relating to the year (net)                (11,141)          3,556
      Adjustment arising during the year in respect
       of negative goodwill at 29th January 1993                                 10,731             983
      Share premium on new issue of preference shares                             5,961              --
      Expenses of preference share issue                                            (58)             --
      Goodwill arising on acquisitions                                             (914)           (243)
      Reversal of non-equity shareholders' appropriation                         (1,210)            701
                                                                                 ------         -------
      Net (deduction)/addition to shareholders' funds                            (3,363)         11,090

      Opening shareholders' funds                                                91,363          80,273
                                                                                 ------         -------
      Closing shareholders' funds                                                88,000          91,363
                                                                                 ======          ======

25.   Employee information

      The average weekly number of persons (including executive directors) employed by the group during the year was:

                                                                                   1996            1995
                                                                                 Number          Number

      Production                                                                  3,336           3,431
      Distribution                                                                  992           1,022
      Administration                                                                545             584
                                                                                 ------          ------
                                                                                  4,873           5,037
                                                                                 ======          ======

                                                                                   1996            1995
                                                                           (pounds)'000    (pounds)'000
      Staff costs (for the above persons)
      Wages and salaries                                                         86,796          89,189
      Social security costs                                                      22,723          21,360
      Pension and post retirement benefits (see note 26)                          3,754           3,848
                                                                               --------        --------
                                                                                113,273         114,397

      The comparatives for 1995 have been adjusted to reflect a reclassification of (pounds)4,537,000 from pension costs to wages and salaries.

26.   Directors' emoluments

                                                                 1996            1995
                                                         (pounds)'000    (pounds)'000
      Fees                                                         25              27
      Salary payments (including benefits in kind)                568             555
      Pension contributions                                        40              41
      Annual incentive payments                                   114             453
      Consideration paid to third party
      for services of director                                     69              83
                                                                 ----           -----
                                                                  816           1,159
                                                                 ====           =====

27.   Pension and similar obligations

      The group operates a number of defined benefit and defined contribution schemes according to local practice and requirements. Apart from the book reserved amounts, mainly in Germany, Belgium and Colombia, the assets of the schemes are held in separately administered funds. All major defined benefit schemes are reviewed on a triennial basis by independent actuaries for funding purposes. The liabilities of the book reserved funds as at 31 December 1996 are shown under pension provisions in note 18.

      Pension costs for the major schemes are assessed in accordance with the advice of independent professionally qualified actuaries. The total pension cost for the group was (pounds)3,754,000 (1995: (pounds)3,848,000) of which (pounds)3,270,000 (1995: (pounds)3,372,000) relates to overseas schemes. Of these amounts (pounds)1,324,000 (1995: (pounds)1,669,000) were paid to defined contribution schemes.

      The three largest schemes are in the UK, Germany and Switzerland and are of the defined benefit type. The details of the latest valuation of these schemes which have been used for the purpose of these financial statements and the actuarial assumptions applied are as follows:

                                                                  UK            Germany        Switzerland
      Date of last valuation                                31/03/96           01/01/96           01/01/95
      Method of valuation                             Projected Unit     Projected Unit     Projected Unit
      Market value of assets at valuation         (pounds)14,699,000  (pounds)2,000,000  (pounds)6,100,000
      Level of funding                                          107%              101%*               106%

      Principal valuation assumptions
      Rate of increase in salaries                              6.5%               4.0%               3.0%
      Rate of return on investments                             8.5%               7.0%               4.5%
      Rate of increase in pensions in payment                   3.0%               2.5%                N/A
      Rate of increase in dividend income                       4.5%                N/A                N/A
      Rate of increase applied to discount liabilities          8.5%               7.0%               4.5%

      * Including a further (pounds)8,030,000 (1995: (pounds)6,722,000) book reserved amount.

28.   Capital commitments

                                                       Group                    Company
                                                1996          1995          1996          1995
      Future capital expenditure:       (pounds)'000  (pounds)'000  (pounds)'000  (pounds)'000

      Contracted but not provided for          3,573         1,447            --            --
                                               =====         =====        ======         =====

      Authorised but not contracted for        8,077         8,990            --            --
                                               =====         =====        ======         =====

      The group has an obligation to buy a plot of land for DM2,103,750 at the option of the landowner. This option expires in 2015.

29.   Financial commitments

      The group had commitments to making the following payments during the next year in respect of operating leases:

                                               1996              1996             1995             1995
                                             Land &                             Land &
                                          buildings             Other        buildings            Other

      Leases which expire:             (pounds)'000      (pounds)'000     (pounds)'000     (pounds)'000

      Within one year                           832               751              959              690
      Between two to five years               2,485             1,574            1,426            1,394
      After five years                        1,077               106              823               68
                                              -----             -----            -----            -----
                                              4,394             2,431            3,208            2,152
                                              =====             =====            =====            =====

      It is group practice as part of the normal course of business to buy currency forward to meet current and budgeted foreign currency transactions. At the balance sheet date the group had outstanding contracts to buy foreign currency amounting to (pounds)28,719,000 (1995:
      (pounds)27,955,000).

30.   Contingent liabilities

                                                                 Company
                                                             1996           1995
                                                     (pounds)'000   (pounds)'000
      Maximum amount of guarantees in repect of
      bank overdrafts of subsidiary undertakings           12,027         36,916
                                                           ======        =======

      In addition to the above, the parent Company had granted letters of comfort to three banks in connection with facilities amounting to (pounds)6,283,000 (1995: (pounds)1,265,000).


31.   Notes to the cash flow statement

      a) Net cash inflow/(outflow) from operating activities

                                                                         1996             1995
                                                                 (pounds)'000     (pounds)'000

      Operating (loss)/profit                                            (466)          11,907
      Depreciation charges                                             11,601           10,838
      (Gain)/loss on sale of tangible fixed assets                        (38)              87
      Decrease/(increase) in stocks                                     4,929           (7,128)
      (Increase) in debtors                                            (6,114)            (204)
      Increase/(decrease) in creditors                                  2,907          (14,279)
      (Decrease) in provisions                                         (1,141)          (4,162)
                                                                       ------           ------
      Net cash inflow/(outflow) from operating activities              11,678           (2,941)
                                                                       ======           ======

      b)    Reconciliation of net cash flow to movement in net debt

                                                                                  1996             1995
                                                                          (pounds)'000     (pounds)'000

      (Decrease) in cash in the year                                           (4,691)          (10,565)
      Cash outflow from decrease in debt                                       (1,220)           (3,095)
      Cash inflow/(outflow) from decrease/(increase) in liquid resources        2,121            (5,360)
                                                                               ------           -------
      Change in net debt resulting from cash flows                             (3,790)          (19,020)
      Other non-cash items:
      Conversion of other loan into preference shares                           5,961                --
      New finance leases                                                         (892)           (4,261)
      Effect of foreign exchange rates                                          2,980              (237)
                                                                               ------           -------
      Movement in net debt in the year                                          4,259           (23,518)

      Net debt as at 31 December 1995                                         (13,764)            9,754
                                                                               ------           -------
      Net debt as at 31 December 1996                                          (9,505)          (13,764)
                                                                               ======           =======

      c) Analysis of changes in net debt

                                        Net debt          Cash      Non cash      Exchange      Net debt
                                            1995          flow     movements      movement          1996
                                    (pounds)'000  (pounds)'000  (pounds)'000  (pounds)'000  (pounds)'000

      Cash in hand and at bank            24,994        (5,972)           --        (2,169)       16,853
      Bank overdrafts (see note 16)       (4,054)        1,281            --           586        (2,187)
                                                        ------
                                                        (4,691)

      Debt due within one year            (5,437)       (2,799)           --           704        (7,532)
      Debt due after one year            (34,743)        1,273         5,961         4,230       (23,279)
      Finance leases                      (4,900)          306          (892)          804        (4,682)
                                                        ------
                                                        (1,220)

      Cash deposits (see note 15)         10,376         2,121            --        (1,175)       11,322
                                         -------        ------         -----        ------        ------
                                         (13,764)       (3,790)        5,069         2,980        (9,505)
                                         =======        ======         =====        ======        ======

      d) Cash flow relating to fundamental restructuring costs

      The group cash outflow of (pounds)1,340,000 relates to the restructuring plan made in respect of the acquisition by SLI BV of the international lighting division of the GTE Corporation and GTE International Incorporated in 1993.

      e) Major non cash movements during the year

      During the year other loans were cancelled in exchange for 80,311 preference shares creating a non cash movement of (pounds)5,961,000 in the net debt position.

32.   Sylvania Lighting International B.V. listing of principal group companies

                                                            Country of                 Percentage
                                                         operation and                   of share
Subsidiary companies                                     incorporation               capital held

Sylvania Lighting International Pty Ltd.                     Australia                       100%
Sylvania Ges.mbH                                               Austria                       100%
Sylvania N.V.                                                  Belgium                       100%
S&I Electric N.V.                                              Belgium                       100%
Sylvania Illuminacao Ltda                                       Brazil                       100%
Sylvania S.A.                                               Costa Rica                       100%
Sylvania A/S                                                   Denmark                       100%
Sylvania SA de C.V.                                        El Salvador                       100%
Sylvania Lumiance OY                                           Finland                       100%
Le Dauphin S.A.                                                 France                       100%
SLI France S.A.                                                 France                       100%
SLI Lichtsysteme GmbH                                          Germany                       100%
Sylvania S.A.                                                Guatemala                       100%
Sylvania A.E.                                                   Greece                       100%
Sylvania Asia Pacific Ltd.                                   Hong Kong                       100%
         Branch office                                       Singapore
Sylvania Spa                                                     Italy                       100%
Sylvania Mexico SA de CV                                        Mexico                        75%
Lumiance B.V.                                              Netherlands                       100%
Flowil International Lighting (Holding) B.V.*              Netherlands                       100%
Sylvania S.A. N.V.                                Netherlands Antilles                       100%
         Branch office                                        Colombia
         Branch office                                         Ecuador
Sylvania Export Corporation N.V.                  Netherlands Antilles                       100%
         Branch office                                            Peru
Sylvania Lighting International Ltd.                       New Zealand                       100%
Sylvania A/S                                                    Norway                       100%
Sylvania de Panama S.A.                                         Panama                       100%
Sylvania Ltda                                                 Portugal                       100%
SLI Sylvania S.A.                                                Spain                       100%
Sylvania AB                                                     Sweden                       100%
Sylvania Lighting  S.A.                                    Switzerland                       100%
Sylvania (Thailand) Ltd.                                      Thailand                       100%
SLI Lighting Ltd.                                       United Kingdom                       100%
Concord Lighting Ltd.                                   United Kingdom                       100%

* Flowil International Lighting (Holding) B.V. is held directly by Sylvania Lighting International B.V.. All other holdings are indirect.

Other information

Appropriation of results

In accordance with Article 15 of the company's Articles of Association, the result for the year is at the disposal of the General Meeting of Shareholders.

A proposal to take the result for the year to retained earnings has been incorporated into these financial statements.

Summary of accounts
for the four years ended 31 December 1996

                                                                  1993         1994          1995         1996
                                                             Proforma*     Restated
                                                          (pounds)'000 (pounds)'000  (pounds)'000  (pounds)'000
Turnover                                                       348,607      367,205       387,222       377,629
Cost of sales                                                 (243,784)    (245,861)     (258,437)     (260,434)
                                                              --------     --------      --------      --------
Gross profit                                                   104,823      121,344       128,785       117,195
Net operating expenses                                        (106,280)    (114,092)     (116,878)     (117,661)
                                                              --------     --------      --------      --------
Operating profit/(loss) from continuing operations              (1,457)       7,252        11,907          (466)#
Income from interest in discontinued associated undertaking      1,278        1,460            --            --
Profit on sale of associated undertaking                            --        5,495            --            --
Profit on sale of fixed assets                                      --           --         1,238           551
                                                              --------      -------      --------      --------
Profit/(loss) on ordinary activities before interest              (179)      14,207        13,145            85
Net interest payable and similar charges                        (3,368)        (682)       (2,710)       (3,512)
                                                              --------    ---------      --------      --------
Profit/(loss) on ordinary activities before taxation            (3,547)      13,525        10,435        (3,427)
Tax on ordinary activities                                      (3,746)      (2,996)       (2,791)       (3,570)
                                                              --------    ---------      --------      --------
Profit/(loss) on ordinary activities after taxation             (7,293)      10,529         7,644        (6,997)
Minority interests                                                 333         (314)           11            18
                                                              --------     --------      --------      --------
Profit/(loss) for the financial year                            (6,960)      10,215         7,655        (6,979)
Dividends and other appropriations in
respect of non-equity shares                                      (618)        (726)       (1,562)          247
                                                               -------      -------       -------        ------
Profit/(loss) retained in year                                  (7,578)       9,489         6,093        (6,732)
                                                              ========     ========      ========      ========

Net assets employed
Fixed assets                                                    72,427       74,014        86,356        74,110
Net current assets                                              81,139       70,403        67,196        55,798
                                                              --------     --------      --------      --------
                                                               153,566      144,417       153,552       129,908

Non-current liabilities                                        (51,977)     (31,235)      (30,850)      (24,237)
Provisions                                                     (27,682)     (32,880)      (31,321)      (17,671)
                                                              --------      -------      --------      --------
                                                                73,907       80,302        91,381        88,000
                                                              ========     ========      ========      ========

Ratios
Gross profit margin                                              30.1%        33.0%         33.3%         31.0%
Return on capital employed +                                     -2.0%         9.0%         13.0%          4.3%

+ Calculated as operating profit before exceptional charges divided by net assets.

* The trading figures for 1993 are based on 11 months audited statements and one month management accounts of the group before its purchase by SLI B.V.

# After an exceptional charge of (pounds)4,250,000.

These accounts were approved by the Board of Directors of Sylvania Lighting International B.V. on 20 March 1997.


Directors:        Mr. E.P. Bartlett
                  Mr. J.C. Botts
                  Mr. J.F. Joy
                  Mr. N. Scoular
                  Prof.  Dr. J. Semler
                  Mr. M.D.C. Smith
                  Mr. M. Swaanen

                               Annual report 1995
                      Sylvania Lighting International B.V.
                                     Haarlem

SYLVANIA LIGHTING INTERNATIONAL BV

                                                                  [LOGO]

Annual report
for the year ended 31 December 1995

                                                                  Pages
Directors and advisers                                              1

Financial highlights                                                2

Directors' report                                                 3-4

Financial Statements

    Consolidated profit and loss account                            5

    Company profit and loss account                                 6

    Balance sheets                                                7-8

    Consolidated cash flow statement                                9

    Notes to financial statements                               10-28

Listing of principal group companies                               29

Other information                                                  30

Summary of accounts                                             31-32


Directors and advisers

Directors

          Mr. E. P. Bartlett   F.C.M.A. Chief Financial Officer
          Mr. J. C. Botts      Chairman of the Board                      (1)*+
          Mr. J. F. Joy                                                   (1)*+
          Mr. N. Scoular       F.C.M.A. President and Chief
                               Executive Officer
          Prof. Dr. J. Semler                                             (1)*+
          Mr. M. D. C. Smith                                              (1)
          Mr. M. Swaanen       B.Sc. (Mech. Eng.) Executive
                               Vice-President Lamp Operations

(1)  Non-executive
 *   Member of the audit committee
 +   Member of the remuneration committee

Registered office

            S.L.I. B.V.
            Oudeweg 155
            2031 CC Haarlem
            The Netherlands

Solicitors

            CLIFFORD CHANCE
            Apollolaan 171
            1077 AS Amsterdam
            The Netherlands

Bankers

            ABN-AMRO BANK
            Postbus 90
            1000 AB Amsterdam
            The Netherlands

Financial highlights

Results                                                1995            1994
                                               (pounds)'000    (pounds)'000
Turnover                                            387,222         367,205

Operating profit                                     11,907           7,252

Profit on ordinary activities before interest
and taxation                                         13,145          14,207

Profit for the financial year                         7,655          10,215

Total recognised gains                               11,211          14,476


Net assets                                           91,381          80,302

Key ratios

Gross profit                                           33.3%           33.0%

Return on capital employed *                           13.0%            9.0%

* Calculated as operating profit divided by net assets

1995 results in:                US         German      French       Japanese
                             Dollars       Marks       Francs          Yen
                             US$'000       DM'000      FFR'000       YEN'000
Turnover                     611,811      878,994    3,059,054    57,823,861
Operating profit              18,813       27,029       94,065     1,778,072
Profit for the  financial
year                          12,095       17,377       60,475     1,143,121
Net assets                   141,641      203,780      694,496    14,551,510

Exchange rates to(pounds)        US$           DM          FFR           YEN
Average                         1.58         2.27          7.9        149.33
Closing                         1.55         2.23          7.6        159.24

Directors' report
for the year ended 31 December 1995

The directors present their report and the audited financial statements for the year ended 31 December 1995.

Principal activities

The principal activities of the group are unchanged from last year, and are the design, manufacture and distribution of lighting products.

Review of business

The momentum of SLI's rejuvenation quickened in 1995. Following the 1993 acquisition and reorganisation of its operations, 1994 saw dynamic investment in strategic development. In 1995, those strategic developments began to bear fruit, the "orderly revolution" yielding results well ahead of the original plan in all aspects of the group's performance.

  Sales and Customers

  Sales improved despite dull economic conditions in most European countries, where 78% of SLI's sales originate. Some 13% of European sales in 1995 were derived from new products. These were launched over the last 3 years, demonstrating an active displacement of mature products with new energy-saving ones.

  1995 saw a continuation of SLI's pro-active brand marketing policy, targeting growth sectors, particularly Compact Fluorescent and Halogen products. By energising its brands, SLI nourished a rare blend of innovation, quality and customer service, thereby adding value to the business of its customers. In pursuing a selective distribution policy, SLI has been rewarded by growing loyalty from its major local and, increasingly, international customers.

  Research and Development

  In response to the lighting users' consistent demand for innovation, SLI's Research and Development (R&D) activities were again expanded; this time by 26%, on top of last year's 51% increase. In 1995, (pounds)6.9 million (1994 (pounds)5.5 million) of costs attributable to research and development have been written off.

  Over the last 3 years, product competency centres have succeeded in halving the typical product development-to-launch time. SLI's objective of being 'quick to market' with innovative value-added products became a consistent reality. SLI's ability to leverage the benefits of being one of the world's few integrated lighting companies became ever more potent and was frequently acknowledged by the market place.

  Capital Investment

  Capital investment was at a record level, 78% higher than the level of depreciation. In 1995, the Group invested (pounds)19.2 million (1994 (pounds)15.8 million) mainly in new production facilities in lamps and fixtures, commercial competency centres and central warehousing in order to expand sales in selected products and to improve cost efficiencies.

  SLI's long-term development plans aim to position SLI as a leading-edge technology business in all growth sectors of the lamp and fixture industry. Capital Investment in 1996 will continue to support the considerable opportunities identified in growth markets.

  Acquisitions

  Although SLI's focus in 1995 continued to be upon the organic development of its business strategy, small acquisitions addressed opportunities to exploit product niches and growth countries. During 1995, SLI acquired an agricultural plant growth business in the Netherlands, which will allow the group to develop sales of speciality lamp and fixture packages. In addition, a lighting design and marketing business in Finland was acquired, giving SLI reach into the Baltic States and Western Russia. Late in the year, an agreement was reached to acquire Kliktube, a small but strategic linear systems lighting business in Australia and New Zealand.

  In 1996, SLI will continue its organic development and seek to acquire strategic businesses in areas of familiarity. These provide a low risk means of growth.

Dividends and transfers to reserves

In accordance with the Company's articles and the terms of the cumulative redeemable preference shares a dividend of (pounds)861,000 (1994: (pounds)0 ) was payable.

A profit of (pounds)6,093,000 (1994: (pounds)9,489,000) will be transferred to the group's reserves, after charging the above dividend, together with associated appropriations on the cumulative redeemable preference shares to the result for the financial year.

Directors

The directors of the Company at 31 December 1995 are listed on page 1. Except for R. Beaudelet who resigned on 4 April 1995 for personal reasons, all have been in office for the whole of the year.

Employees

SLI is committed to employee involvement and has a number of well established consultative and collective bargaining arrangements which ensure that the views of employees are taken into account.

SLI is committed to providing equal opportunities in employment and expects the composition of its workforce to reflect the composition of the communities in which its offices and factories are located.

The group's policy is to recruit disabled workers for those vacancies that they are able to fill. All necessary assistance with initial training courses is given. Once employed, a career plan is developed so as to ensure suitable opportunities for each disabled person. Arrangements are made, wherever possible, for retraining employees who become disabled, to enable them to perform work identified as appropriate to their aptitudes and abilities.

By order of the board


E.P. Bartlett
Chief Financial Officer
2 April 1996

Consolidated profit and loss account
for the year ended 31 December 1995

                                                                                                  Restated
                                                           Note             (pounds)'000        (pounds)'000
Turnover
Continuing operations                                        2                  387,222            367,205

Cost of sales                                                                  (258,437)          (245,861)
                                                                                -------            -------
Gross profit                                                 3                  128,785            121,344

Distribution costs                                           3                  (84,413)           (81,963)
Administration expenses                                      3                  (32,465)           (32,129)
                                                                                -------             ------
Operating profit
Continuing operations                                        3                   11,907              7,252

Income from interest in discontinued associated undertaking                          --              1,460
Profit on sale of associated undertaking                     7                       --              5,495
Profit on sale of fixed assets                               8                    1,238                 --
                                                                                -------             ------
Profit on ordinary activities before interest                                    13,145             14,207

Net interest payable and similar charges                     9                   (2,710)              (682)
                                                                                -------             ------
Profit on ordinary activities before taxation                6                   10,435             13,525

Tax on ordinary activities                                  10                   (2,791)            (2,996)
                                                                                -------             ------
Profit on ordinary activities after taxation                                      7,644             10,529

Minority interests                                                                   11               (314)
                                                                                -------             ------
Profit for the financial year                                                     7,655             10,215

Dividends and other appropriations in
respect of non-equity shares                                11                   (1,562)              (726)
                                                                                -------             ------
Retained profit for the year                                                      6,093              9,489
                                                                               ========           ========

Company profit and loss account
for the year ended 31 December 1995

                                                                                   1995               1994
                                                                              (pounds) '000       (pounds)'000
Income from Subsidiaries                                                          7,000                 --

Other income/(expenditures)                                                        (689)              (538)
                                                                                  -----              -----
                                                                                  6,311               (538)
                                                                                  =====              =====

Balance sheets after the appropriation of results as at 31 December 1995

                                                                    Group                          Company
                                                            1995            1994             1995            1994
                                                                          Restated                         Restated
                                                Note    (pounds)'000    (pounds)'000     (pounds)'000    (pounds)'000
Fixed assets
 Intangible assets                                12         3,374           3,433               47              54
 Tangible assets                                  13        82,982          70,581              --               --
 Investments                                      14            --              --            8,268           8,268
                                                           -------         -------           ------          ------
                                                            86,356          74,014            8,315           8,322
                                                            ------          ------           ------           -----

Current assets
 Stocks                                           15        67,536          56,238               --              --
 Debtors                                          16        89,804          86,864           20,704          16,627
 Cash at bank and in hand                         27        36,491          46,902            1,305           4,216
                                                          --------       --------           -------         -------
                                                           193,831         190,004           22,009          20,843
Creditors: amounts falling due within
 one year                                         17      (126,635)       (119,601)         (10,389)         (9,182)
                                                          --------        --------         --------         -------
Net current assets                                          67,196          70,403           11,620          11,661
                                                           -------         -------          -------          ------
Total assets less current liabilities                      153,552         144,417           19,935          19,983

Creditors: amounts falling due after
 more than one year                              18        (30,850)        (31,235)          (7,000)        (13,359)

Provisions for liabilities and charges           19        (31,321)        (32,880)              --              --
                                                           -------         -------          -------          ------
                                                           (62,171)        (64,115)          (7,000)        (13,359)
                                                           -------         -------          -------          ------
Net assets                                                  91,381          80,302           12,935           6,624
                                                           =======         =======          =======          ======



Capital and reserves
 Called up share capital                         22             31              31               31              31
 Share premium account                           25          6,548           6,548            6,548           6,548
 Other reserves                                  25         72,468          71,728               --              --
 Profit and loss account                         25         12,316           1,966            6,356              45
                                                           -------         -------          -------          ------
Total shareholders' funds                        26         91,363          80,273           12,935           6,624

Balance sheets after the appropriation of results as at 31 December 1995

                                                                   Group                          Company
                                                           1995            1994             1995            1994
                                                                          Restated                         Restated
                                                Note    (pounds)'000    (pounds)'000     (pounds)'000    (pounds)'000

------------------------------------------------------------------------------------------------------------------------

Equity shareholders' funds                                  82,374          72,415            3,946          (1,234)
Non-equity shareholders' funds                               8,989           7,858            8,989           7,858
------------------------------------------------------------------------------------------------------------------------

Equity minority interests                                       18              29               --              --
                                                           -------         -------          -------          ------
                                                            91,381          80,302           12,935           6,624
                                                           =======         =======          =======          ======

The financial statements on pages 5 to 28 were approved by the board of directors on 2 April 1996 and were signed on its behalf by:

E. P. Bartlett
Chief Financial Officer

Consolidated cash flow statement
for the year ended 31 December 1995

                                                                        1995                  1994
                                                                   (pounds)'000          (pounds)'000

Continuing activities
   Operating profit                                                    11,907                 7,252
   Depreciation on fixed assets                                        10,838                10,016
   Loss/(gain) on sale of tangible fixed assets                            87                   (35)
   (Increase) in stocks                                                (7,128)                 (208)
   Decrease in debtors                                                  2,152                 7,666
   (Decrease)/increase in creditors                                   (14,279)               18,426
   Increase in provisions                                               1,301                   788
                                                                       ------               -------
Net cash inflow from continuing operating activities                    4,878                43,905
                                                                       ------               -------

Net cash outflow from returns on investments
and servicing of finance                                               (2,642)                 (689)

Tax paid                                                                 (926)               (1,044)

Net cash outflow from investing activities                            (17,974)              (12,333)
                                                                      -------               -------
Net cash (outflow)/inflow before financing                            (16,664)               29,839

Net cash inflow/(outflow) from financing                                5,519               (17,633)
                                                                      -------                ------
(Decrease)/increase in cash and cash equivalents                      (11,145)               12,206
                                                                      =======                ======

Notes to the Financial Statements for the Year ended 31 December 1995

1.    Basis of presentation of financial statements

      Sylvania Lighting International B.V., "the Company", was incorporated in July 1992 and is registered in the Netherlands. The Company is therefore required to prepare financial statements in accordance with the provisions of the Dutch Civil Code Book II Title 9. Under these provisions, it is permissible for the Company to prepare its financial statements in accordance with generally accepted accounting principles and practices in the United Kingdom.

      Principal accounting policies
      The directors have decided to prepare the financial statements in sterling under the historical cost convention and in accordance with the applicable Accounting Standards of the United Kingdom and the accounting and disclosure provisions of the United Kingdom Companies Act 1985 because of the international nature of its operations. The following is a summary of the main group accounting policies, all of which have been consistently applied, except as noted below.

      Change in accounting policy
      Appropriations made in respect of the cumulative preference shares that are payable on redemption, previously recorded as preference dividends accumulated within creditors falling due after more than one year, have been reclassified to non-equity shareholders' funds as a redemption premium within the profit and loss reserve, so as to reflect the substance and cost of the preference shares. This has the effect of increasing the 1995 and 1994 shareholders' funds and net assets by (pounds)1,344,000, and increasing the non-equity shareholders' appropriation by (pounds)701,000. Comparative figures have been amended in notes 11, 18, 25 and 26 as necessary.

      Basis of consolidation
      The consolidated financial statements of the group comprise the financial statements of the Company and its subsidiaries prepared in accordance with all the applicable Accounting Standards of the United Kingdom and the accounting and disclosure provisions of the United Kingdom Companies Act 1985.

      The results of subsidiaries acquired or disposed of during the year are consolidated from or to their respective date of acquisition or disposal.

      In order for the comparatives in notes 10 and 16 to be consistent with the 1995 disclosure, certain figures have been combined or split.

            Intragroup sales and profits are eliminated fully on consolidation.

      Associated undertakings
      The group's share of profits of associated companies was included in the consolidated profit and loss account up to the date that the group disposed of its interests.

      Goodwill
      The negative goodwill arising from the acquisition of the international lighting businesses of GTE Corporation and GTE International Incorporated has been arrived at after careful consideration and evaluation of the fair value of acquired net assets. The resultant figure has been credited directly to reserves in accordance with SSAP 22.

      Goodwill which represents the excess of the fair value of the purchase consideration of the business acquired over the fair values of their identifiable net assets, is written off immediately to reserves on acquisition. On the sale of a business, related goodwill previously written off to reserves, is released to the profit and loss account in the year of sale.

      Foreign currencies
      Assets and liabilities of subsidiaries in foreign currencies are translated into sterling at rates of exchange ruling at the end of the financial year except where rates of exchange are fixed under contractual arrangements. The results of the foreign subsidiaries are translated at the average rate of exchange for the year, except for material exceptional items which are translated at the rate on the date of the transaction. Differences on exchange arising from the retranslation of the opening net investment in subsidiary companies, and from the translation of the results of those companies at average rate, are taken to reserves and are reported in the statement of total recognised gains and losses. All other foreign exchange differences are taken to the profit and loss account in the year in which they arise.

      Where the group operates in countries with hyper-inflationary economies, adjustments are made to ensure the financial results fairly reflect the financial position of the foreign operation. The local currency financial results are recorded in a functional currency, monetary amounts being recorded at the balance sheet closing rate and non-monetary amounts at historical rate ruling when the transaction occurred. The financial statements remeasured into the functional currency are then translated into sterling using the method above.

      Turnover
      Turnover, which excludes value added and sales taxes, represents the invoiced value of goods and services supplied to third parties.

      Deferred taxation
      Provision is made for deferred taxation, using the liability method, on all material timing differences to the extent that it is probable the liability or asset will crystallise.

      Government grants
      Capital grants are credited to accruals and deferred income and released to the profit and loss account over the estimated useful life of the assets to which they relate.

      Intangible fixed assets
      Intangible fixed assets comprise trademarks and patents purchased at the date of acquisition of the international lighting businesses of GTE Corporation and GTE International Incorporated. Costs of protecting trademarks and patents together with the costs of registering new patents and trademarks are charged to the profit and loss account in the year they are incurred.

      No annual provision for depreciation is made in respect of the intangible assets acquired from GTE as it is considered that the residual value of the trademarks and patents approximates to cost. The carrying value of the intangible fixed assets is regularly reviewed by the directors to determine whether there has been any permanent diminution in value.

      Tangible fixed assets
      Fixed assets are stated at their historical cost less accumulated depreciation on a straight line basis over their expected useful economic lives at the following rates;

            Freehold buildings               2% to 5%
            Long leasehold buildings         2%
            Short leaseholds                 over term of lease
            Plant and machinery  - heavy     6% to 10%
                                 - other     10% to 33%
            Motor vehicles                   16.7% to 33%
            Computers and software           20% to 33%

      Stocks and work in progress
      Stocks and work in progress are stated at the lower of cost or net realisable value on a first in first out basis. Manufactured products are valued at direct costs plus the appropriate level of attributable overheads based on normal levels of activity. Provisions for slow moving, obsolete and defective stocks are made as necessary.

      Finance and operating leases
      Finance leases which transfer substantially all of the benefits and risks of ownership to the group are capitalised as tangible assets and depreciated over the shorter of the assets economic life or the expected lease period. Outstanding obligations of such leases, net of finance charges, are included under creditors. The finance element is charged to the profit and loss account over the term of the lease. All other leases are operating leases and the rentals of these are charged to the profit and loss account as incurred.

      Pension costs
      The group operates a variety of defined benefit schemes and defined contribution schemes in accordance with local conditions and practices in the countries concerned. The schemes are reviewed every three years by professionally qualified independent actuaries and contribution rates to the defined benefit schemes revised accordingly. Pension costs are accounted for on the basis of charging the expected costs of providing the pensions over the expected service lives of the current employees. The cost of providing other post-retirement benefits is recognised on a similar basis.

      Research and development
      Expenditure on research and development is written off in the year in which it is incurred except where major projects are undertaken where it is reasonably anticipated that costs will be recovered through future commercial activity. Such costs are written off over the period expected to benefit. No development costs have been capitalised to date.

2.    Analysis by geographical area

      The analysis by geographical area of the group's turnover is set out below;

      Turnover                                              1995          1995            1994          1994
                                                          Sales by      Sales by        Sales by      Sales by
                                                         destination     origin        destination     origin
                                                        (pounds)'000  (pounds)'000    (pounds)'000  (pounds)'000
      Geographical segment
      UK                                                    38,742         44,799          38,660       42,872
      The Netherlands                                       14,545         14,776          13,410       16,887
      Rest of Europe                                       237,106        241,307         225,324      226,898
      Latin America                                         51,850         54,154          50,997       50,865
      Asia Pacific                                          34,172         32,186          30,753       29,683
      Rest of world                                         10,807             --           8,061           --
                                                          --------       --------        --------     --------
                                                           387,222        387,222         367,205      367,205
                                                          ========       ========        ========     ========


3.    Other operating income and expenses

                                                                         Year                    Year
                                                                         ended                   ended
                                                                      31 December             31 December
                                                                          1995                    1994
                                                                                                Restated
                                                                      (pounds)'000           (pounds)'000

      Gross profit                                                       128,785                 121,344
                                                                        --------                --------
      Distribution costs                                                  84,413                  81,963
      Administrative expenses                                             32,465                  32,129
                                                                        --------                --------
      Net operating expenses                                             116,878                 114,092
                                                                        --------                --------
      Operating profit                                                    11,907                   7,252
                                                                        ========                ========

      The comparatives for the year ended 31 December 1994 have been adjusted to reflect a reclassification of (pounds)11,363,000 from distribution costs to cost of sales. All the above are attributable to continuing operations.

4.    Directors' emoluments

                                                                                  1995                 1994
                                                                              (pounds)'000         (pounds)'000

      Fees                                                                           27                   42
      Salary payments (including benefits in kind)                                  555                  523
      Pension contributions                                                          41                   37
      Annual incentive payments                                                     453                  506
      Consideration paid to third party
      for services of director                                                       83                   82
                                                                                  -----                -----
                                                                                  1,159                1,190
                                                                                  =====                =====

5.    Employee information

      The average weekly number of persons (including executive directors) employed by the group during the year was:

                                                                                  1995                 1994
                                                                                 Number               Number

      Production                                                                  3,431                3,326
      Distribution                                                                1,022                  985
      Administration                                                                584                  594
                                                                                 ------               ------
                                                                                  5,037                4,905
                                                                                 ======               ======

                                                                                   1995                 1994
                                                                           (pounds)'000         (pounds)'000

      Staff costs (for the above persons)
      Wages and salaries                                                         84,652               73,565
      Social security costs                                                      21,360               21,648
      Pension and post retirement benefits (see note 21)                          8,385                8,264
                                                                                -------              -------
                                                                                114,397              103,477
                                                                                =======              =======

6.    Profit on ordinary activities before taxation

                                                                                   1995                 1994
                                                                              (pounds)'000          (pounds)'000
      Profit on ordinary activities before taxation is stated after charging:

               Operating lease rentals:
               Plant and machinery                                                1,851                 1,313
               Land and buildings                                                 3,852                 3,668

7.    Profit on sale of associated undertaking

      During 1994 the group sold its investment in SIVI Illuminazione Spa for (pounds)6,468,000 giving rise to a profit of (pounds)5,495,000 after the transfer of negative goodwill previously included in reserves in respect of the investment.

8.    Profit on sale of fixed assets

      During the year a profit of(pounds)945,000 arose from the disposal of a freehold property and(pounds)293,000 from the disposal of plant and machinery.

9.    Net interest payable and similar charges

                                                                                   1995                 1994
                                                                              (pounds)'000          (pounds)'000
      Interest on loans and overdrafts :
      Repayable within 5 years, not by instalments                                3,087                 3,074
      Repayable within 5 years, by instalments                                    1,076                    40

      Interest on finance leases                                                    114                    95
                                                                                 ------                 -----
                                                                                  4,277                 3,209

      Less: interest receivable                                                  (1,567)               (2,527)
                                                                                 ------                 -----
      Total net interest payable                                                  2,710                   682
                                                                                 ======                 =====

10.   Tax on profit on ordinary activities

                                                                                   1995                 1994
                                                                              (pounds)'000         (pounds)'000

      Tax charge on profit on ordinary activities:
               Corporation and similar taxes for the year                         1,627                  861
               Withholding tax                                                      160                  206
               Deferred tax release                                               1,391                2,198
               Over provision in respect of prior years
                  Corporation tax                                                  (656)              (1,048)
                  Deferred tax                                                      269                    5
                                                                                 ------                -----
                                                                                  2,791                2,222
               Associated undertakings                                               --                  774
                                                                                 ------                -----
                                                                                  2,791                2,996
                                                                                 ======                =====

      The tax charge shown above comprises the following:

      Tax charges/(credits) which give rise to tax payments/(repayments):
               Current tax                                                        1,787                1,632
               Prior year                                                          (656)              (1,035)
      Release of deferred tax assets from the utilisation of tax losses existing at acquisition together with the tax allowable elements of fair value adjustments which have reduced the tax charges on current
      year results                                                                1,295                2,399
      Other deferred tax items                                                      365                   --
                                                                                 ------               ------
                                                                                  2,791                2,996
                                                                                  =====               ======

      The group has tax losses carried forward of approximately (pounds)77 million (1994: (pounds)61 million). These losses may only be relieved against future taxable trading profits arising in the countries in which the losses reside.

11.   Dividends and appropriations

                                                                                   1995              1994
                                                                                                  Restated
                                                                              (pounds)'000      (pounds)'000
      On non-equity shares:
      Appropriations for:
               Redemption premium on preference shares                               --               726
               Foreign exchange                                                     701                --
      Preference dividends:
               First half year paid                                                 431                --
               Second half year proposed                                            430                --
                                                                                 ------              ----
                                                                                  1,562               726
                                                                                  =====               ===

      In agreement with the conditions of issue, dividend payments on the redeemable preference shares started on 30 June 1995. (Also see change in accounting policy described in note 1.)

12.   Intangible fixed assets

                                                                                Group             Company
                                                                             intellectual       intellectual
                                                                               property           property
                                                                             (pounds)'000       (pounds)'000

      Cost at 1 January 1995                                                      3,462                66
      Exchange differences                                                            4                --
      Disposals                                                                      (5)               --
                                                                                  -----                --
      At 31 December 1995                                                         3,461                66
                                                                                  -----               ---

      Depreciation at 1 January 1995                                                (29)              (12)
      Exchange differences                                                           (2)               --
      Charge for year                                                               (56)               (7)
                                                                                    ---                --
      At 31 December 1995                                                           (87)              (19)
                                                                                   ----              ----

      Net book value as at 31 December 1995                                       3,374                47
                                                                                  =====                ==

      Net book value as at  31 December 1994                                      3,433                54
                                                                                  =====                ==

13.   Tangible fixed assets

      Group                                                    Short
                                                 Freehold     leasehold                  Fixtures
                                                 land and     land and     Plant and       and
                                                 buildings    buildings     machinery    fittings         Total
                                               (pounds)'000 (pounds)'000  (pounds)'000 (pounds)'000   (pounds)'000

      Cost at 1 January 1995                       17,888        1,045        53,515        9,079         81,527
      Release of fair value provisions                 --           --           983           --            983
      Exchange differences                          1,060           64         4,669          731          6,524
      Additions                                       633        3,775        12,355        2,444         19,207
      Disposals                                    (1,345)          --          (822)        (707)        (2,874)
      Reclassifications within fixed assets            --           --         1,125       (1,125)            --
                                                  -------        -----       -------      -------       --------
      At 31 December 1995                          18,236        4,884        71,825       10,422        105,367
                                                   ------        -----       -------       ------        -------

      Depreciation at 1 January 1995               (1,779)         (31)       (7,049)      (2,087)       (10,946)
      Exchange differences                           (198)         (10)       (1,549)        (176)        (1,933)
      Charge for year                                (981)         (60)       (7,832)      (1,909)       (10,782)
      Eliminated in respect of disposals              296           --           324          656          1,276
                                                   ------         ----       -------       ------        -------
      At 31 December 1995                          (2,662)        (101)      (16,106)      (3,516)       (22,385)
                                                   -------        -----      --------      -------       --------

      Net book value at 31 December 1995           15,574        4,783        55,719        6,906         82,982
                                                   ======        =====        ======        =====         ======

      Net book value at 31 December 1994           16,109        1,014        46,466        6,992         70,581
                                                   ======        =====        ======        =====         ======

      Included in plant and machinery is (pounds)6,305,000 (1994:
      (pounds)4,169,000) relating to assets under construction (the 1994 figure includes (pounds)1,125,000 reclassed from fixtures and fittings to plant and machinery during 1995).

      The net book value of tangible fixed assets includes an amount of (pounds)5,045,000 (1994: (pounds)949,000) in respect of assets held under finance leases. During the year the group entered into finance lease arrangements in respect of fixed assets with a total capital value at the inception of the leases of (pounds)4,261,000 (1994: (pounds)382,000).

      Certain of the freehold land and buildings and part of the plant and machinery are held as collateral to secure medium term loans and facilities amounting to (pounds)50 million.

14.   Fixed asset investments

      The Company holds interests in group undertakings amounting to (pounds)8,268,000 (1994: (pounds)8,268,000). A listing of the principal subsidiary undertakings is given on page 28.


15.   Stocks

                                                                                         Group
                                                                                 1995             1994
                                                                             (pounds)'000     (pounds)'000

      Raw materials and consumables                                              10,373           8,525
      Work in progress                                                            6,795           4,938
      Finished goods and goods for resale                                        50,368          42,775
                                                                                -------          ------
                                                                                 67,536          56,238
                                                                                 ======          ======

      The replacement cost of stock and work in progress is not materially different from the amount above.

16.   Debtors

                                                        Group                           Company
                                                 1995           1994               1995            1994
                                            (pounds)'000   (pounds)'000       (pounds)'000    (pounds)'000

      Trade debtors                            73,375         67,292                 --              63
      Discounted bills of exchange              4,202          7,155
      Amounts owed by subsidiary
      undertakings                                 --             --             19,893          16,414
      Other debtors                             4,112          4,583                213             150
      Prepayments and accrued income            5,438          3,979                598              --
      Deferred tax (see note 20)                  590          2,131                 --              --
      Corporation tax recoverable               2,087          1,724                 --              --
                                              -------        -------            -------         -------
                                               89,804         86,864             20,704          16,627
                                              =======        =======            =======         =======

      Amounts falling due after more
      than one year included in above
      Other debtors                             1,062            935                 --             150
      Corporation tax recoverable               1,598          1,454                 --              --
      Deferred tax                                 --            607                 --              --
                                               ------         ------              -----           -----
                                                2,660          2,996                 --             150
                                               ======         ======           ========           =====

17.   Creditors: amounts falling due within one year

                                                     Group                              Company
                                              1995              1994               1995            1994
                                         (pounds)'000      (pounds)'000       (pounds)'000     (pounds)'000

      Bank loans and overdrafts*            10,913             9,093                 --              27
      Other loans                            6,943                --              6,943              --
      Obligations under finance leases         383               227                 --              --
      Payments received on account              97                13                 --              --
      Trade creditors                       55,806            53,020                 --              --
      Bills payable                          6,169             8,291                 --              --
      Amounts owed to subsidiary
      undertakings                              --                --              1,989           6,882
      Corporation tax                        2,200             1,472                 --              --
      Other taxation and social
               security                      5,580             4,124                 --              --
      Other creditors                        2,607             2,827                129              --
      Accruals and deferred income          35,507            40,534                898           2,273
      Proposed dividends payable               430                --                430              --
                                          --------          --------            -------           -----
                                           126,635           119,601             10,389           9,182
                                           =======           =======             ======           =====

      * Within bank loans and overdrafts are overdrafts of (pounds)8,256,000 (1994: (pounds)9,093,000), of which (pounds)4,202,000 (1994: 7,155,000)
      relates to discounted receivables secured on trade debtors.

18.   Creditors: amounts falling due after more than one year

                                                     Group                             Company
                                             1995              1994              1995            1994
                                                            Restated                           Restated
                                        (pounds)'000      (pounds)'000       (pounds)'000    (pounds)'000

      Bank loans                            25,143            20,788              7,000           7,000
      Other loans                               --             6,359                 --           6,359
      Obligations under finance leases       4,517               615                 --              --
      Corporation tax                          242                --                 --              --
      Other creditors                           --             1,979                 --              --
      Accruals and deferred income             948             1,494                 --              --
                                           -------           -------             ------         -------
                                            30,850            31,235              7,000          13,359
                                            ======            ======             ======          ======

      Bank loans, overdrafts and other
      loans are repayable as follows:
      In one year or less                   17,856             9,093              6,943              27
      Between one and two years              3,020             2,050                 --              --
      Between two and five years            21,589            24,797              7,000          13,359
      In five years or more                    534               300                 --              --
                                           -------           -------            -------          ------
                                            42,999            36,240             13,943          13,386
                                           =======            ======             ======          ======

      The bank borrowings repayable wholly or in part after five years amount to (pounds)1,398,000 in total and are repayable by instalments. Of these amounts, (pounds)612,000 bear interest at 6% and (pounds)786,000 at 5%.

      An aggregate amount of (pounds)14,350,000 repayable by instalments is included within bank borrowings repayable within five years. This bears interest at FIBOR + between 1.0%-1.5% and is secured on freehold properties and plant and machinery.

      A further (pounds)7,000,000 is not repayable by instalments and bears interest at LIBOR + 1.5% and is repayable on 31 January 1999.

      Other loans of (pounds)6,359,000 previously classified as repayable in two to five years, have been classified in 1995 as due within one year as the directors anticipate early repayment. These are not repayable by instalments and bear interest at 10% for 1995 and 12.5% for 1996.

      As stated in note 1, the comparatives for 1994 have been restated to reclassify (pounds)1,344,000 previously classed as preference dividend accumulated, to the profit and loss reserve as a premium on redemption.

      Finance leases

      The net finance lease obligations to which the group is committed are:

                                                                               1995              1994
                                                                          (pounds)'000      (pounds)'000

      Within one year                                                           383              227
      Between one and two years                                                 287              212
      Between two and five years                                                733              364
      After five years                                                        3,497               39
                                                                             ------              ---
                                                                              4,900              842
                                                                              =====              ===

      The total obligation of leases repayable by instalments, any part of which falls due after more than five years is (pounds)4,144,000 (1994:
      (pounds)347,000).


19.   Provisions for liabilities and charges

      Group

                                                                                Other
                                           Pensions       Reorganisation      provisions          Total
                                         (pounds)'000      (pounds)'000      (pounds)'000      (pounds)'000

      At 1 January 1995                     11,691            18,464            2,725            32,880
      Exchange differences                     707             1,866               29             2,602
      Profit and loss account                  828                --               --               828
      Utilised                                  --            (5,463)            (674)           (6,137)
      Transfer from/(to) creditors           1,650                --             (502)            1,148
                                           -------           -------           ------           -------
      At 31 December 1995                   14,876            14,867            1,578            31,321
                                            ======            ======            =====            ======

      Pension provisions relate mainly to book reserved funds in Germany, Belgium and a number of Latin American countries (see note 21). Other provisions relate mainly to employee fringe benefits.

20.   Deferred taxation

      Deferred taxation recognised in the financial statements, and the amount unrecognised of the total potential amount, are as follows:

      Group                                        Amount recognised                 Amount unrecognised
                                                  1995            1994               1995           1994
                                                                                                  Restated
                                              (pounds)'000    (pounds)'000        (pounds)'000   (pounds)'000
      Tax effect of timing differences
      because of:
      Excess of tax allowances over
      depreciation                               (1,493)         (1,319)            (7,313)        (7,253)

                                                     Amount recognised             Amount unrecognised
                                               1995            1994               1995           1994
                                                                                                Restated
                                           (pounds)'000    (pounds)'000        (pounds)'000   (pounds)'000

      Other - (Principally arising
      on fair value adjustments)                   1,819           3,186             23,019         20,251
                                                  ------           -----            -------        -------
                                                     326           1,867             15,706         12,998
      Add: unrelieved advance
               corporation tax                       264             264                 --             --
                                                  ------          ------            -------        -------
      Net deferred tax asset                         590           2,131             15,706         12,998
                                                  ======           =====             ======         ======

      The movements on the group deferred taxation asset are as follows:

                                                           (pounds)'000
      As at 1 January 1995                                     2,131
      Exchange difference                                        119
      Transfer to profit and loss account                     (1,660)
                                                               -----
      As at 31 December 1995                                     590
                                                               =====

      Provision is made for taxation liabilities which will arise on the distribution of profits retained by overseas subsidiaries to the extent that it is intended to remit such profits in the foreseeable future.

      The comparative for the amount unrecognised has been restated to include losses from trading activities and to gross up the liability, arisen from the excess of tax allowances over depreciation.

21.   Pension and similar obligations

      The group operates a number of defined benefit and defined contribution schemes according to local practise and requirements. Apart from the book reserved amounts, mainly in Germany, Belgium and Colombia, the assets of the schemes are held in separately administered funds. All major defined benefit schemes are reviewed on a triennial basis by independent actuaries for funding purposes. The liabilities of the book reserved funds as at 31 December 1995 are shown under pension provisions in note 19.

      Pension costs for the major schemes are assessed in accordance with the advice of independent professionally qualified actuaries. The total pension cost for the group was (pounds)8,385,000 (1994: (pounds)8,264,000) of which (pounds)7,909,000 (1994: (pounds)7,820,000) relates to overseas schemes. Of these amounts (pounds)5,592,000 (1994: (pounds)4,932,000) were paid to defined contribution schemes.

      The three largest schemes are in the UK, Germany and Switzerland and are of the defined benefit type. The details of the latest valuation of these schemes which have been used for the purpose of these financial statements and the actuarial assumptions applied are as follows:

                                                                  UK                Germany            Switzerland
      Date of last valuation                                   30/9/93              01/01/95             01/01/95
      Method of valuation                                   Projected Unit       Projected Unit       Projected Unit
      Market value of assets at valuation                 (pounds)11,721,700   (pounds)1,771,000    (pounds)6,100,000

      Level of funding                                         97.2%                 103%*                106%

                                                                UK                 Germany             Switzerland

      Principal valuation assumptions
      Rate of increase in salaries                              6.5%                 4.0%                 3.0%
      Rate of return on investments                             8.5%                 7.0%                 4.5%
      Rate of increase in pensions in payment                   3.0%                 2.5%                 N/A
      Rate of increase in dividend income                       4.5%                 N/A                  N/A
      Rate of increase applied to discount liabilities          8.5%                 7.0%                 4.5%

      * Including a further (pounds)6,722,000 book reserved amount.

22.   Share capital

                                                                                           1995           1994
                                      Number           Par         NLG         Votes    (pounds)'000   (pounds)'000
      Authorised                                                            per share
      "A" Ordinary shares            300,000      NLG 1.00     300,000         100         118            118
      "B" Ordinary shares            200,000      NLG 0.35      70,000          35          27             27
      RedeemableCumulative
      Preference shares              495,000      NLG 0.01       4,950           1           2              2
                                    --------                 ---------                    ----           ----
                                                               374,950                     147            147
                                                               =======                     ===           ====

                                                              Consideration
      Issued, called up and fully paid                       (pounds)'000
      "A" Ordinary shares             60,000      NLG 1.00      60,000            39          24             24
      "B" Ordinary shares             40,000      NLG 0.35      14,000            26           6              6
      Redeemable Cumulative
      Preference shares               99,000      NLG 0.01         990         6,514           1              1
                                                               -------        ------         ---            ---
                                                                74,990         6,579          31             31
                                                                ======         =====          ==             ==

      The preference shares may be redeemed at the earlier of a sale or listing or 31 January 2003 at par plus associated share premium, amounting to (pounds)7,096,000 at 31 December 1995 exchange rates, together with a redemption premium of (pounds)1,463,000. These have a preferential right to the return of capital on winding up. The dividend rate is fixed at 10% per annum for 1995 and then increases by 2 1/2% per year up to a maximum of 20%.

23.   Options in shares of SLI BV
      To avoid dilution of shareholdings, the right has been granted to an existing shareholder to receive ordinary shares for no consideration if at anytime prior to a sale or listing, new shares are issued up to a capitalisation of US$35 million. If the new issue takes the capitalisation above US$35 million, then the consideration is calculated proportionately for the capitalisation above US$35 million. This shareholder also has an option to acquire 2,000 "A" ordinary shares and 1,980 preference shares at US$1 per ordinary share and US$100 per preference share on a sale or listing.

      Further options have been granted for a senior manager to subscribe for 0.75% of the equity of the Company in each class of shares at a price of US$2 per ordinary share and US$200 per preference share, and, for a group of senior operating managers, 1.5% of the equity of the Company in each class of share at a price of US$900 per ordinary share and US$100 per preference share, upon a sale or listing of the Company as defined in the shareholders' agreement which is available for inspection at the Company's registered office.

24.   Acquisitions
      On 30 June 1995, the assets of Nijssen Lighting Division B.V. were acquired, and on 7 July 1995, 100% of Lumiance O.Y. was acquired. These acquisitions were accounted for under the acquisition method of accounting.

      The assets and liabilities of the acquired companies as at their acquisition date are set out below, together with the adjustments to reflect the fair value of the assets and liabilities.

                                         Net book
                                         value at           Fair value                  Adjusted
                                        acquisition         adjustments                fair value
                                       (pounds)'000        (pounds)'000               (pounds)'000
      Fixed assets
      Intangible assets                       35                 (30)                         5
      Tangible assets                        114                   8                        122
      Investments                              6                   3                          9
                                           -----               -----                     ------
                                             155                 (19)                       136
      Current assets
      Stock                                  195                 (19)                       176
      Debtors                                126                  (7)                       119
      Cash                                   155                  --                        155
                                           -----               -----                      -----
                                             476                 (26)                       450
      Creditors due within
               one year                     (424)                 --                       (424)
                                           -----               -----                      -----
      Net assets                             207                 (45)                       162
                                           =====               =====                      =====
      Goodwill arising on acquisition                                                       243
                                                                                          -----
      Consideration in Cash                                                                 405
      Less: cash acquired                                                                  (155)
                                                                                          -----
      Net cash outflow                                                                      250
                                                                                          =====

      The effect of these acquisitions on the turnover and operating profit during the year was not material.

25.   Share premium account and reserves

      Group                                                       Share                          Profit
                                                                 premium         Other          and loss
                                                                 account        reserves        account
                                                              (pounds)'000    (pounds)'000    (pounds)'000

      At 1 January 1995 as previously stated                       6,548         71,728              622
      Adjustment for accrued redemption premium
       on preference shares (see note 1)                              --             --            1,344
                                                                  ------        -------          -------
      At 1 January 1995 as restated                                6,548         71,728            1,966
      Exchange differences                                            --             --            3,556
      Adjustment to goodwill arising on
       fair value at 29 January 1993                                  --            983               --
      Goodwill arising on acquisitions (see note 24)                  --           (243)              --
      Reversal of non-equity shareholders' appropriation              --             --              701
      Retained profit for the year                                    --             --            6,093
                                                                  ------        -------          -------
      At 31 December 1995                                          6,548         72,468           12,316
                                                                  ======         ======           ======

      As at 31 December 1995 the distributable reserves of the Company amounted to (pounds)12.9 million (including (pounds)6.5 million of share premium distributable under Dutch law) and that of the group (pounds)59.2 million.

      Company                                                                    Share         Profit
                                                                                premium        and loss
                                                                                account         account
                                                                              (pounds)'000     (pounds)'000
      At 1 January 1995 previously stated                                         6,548          (1,299)
      Adjustment for accrued redemption premium
       on preference shares (see note 1)                                             --           1,344
                                                                                 ------          ------
      At 1 January 1995 as restated                                               6,548              45
      Retained profit for the year                                                   --            6,311
                                                                                 ------           ------
      At 31 December 1995                                                         6,548            6,356
                                                                                 ======            =====

26.   Reconciliation of movements in shareholders' funds

                                                                                   1995            1994
                                                                              (pounds)'000    (pounds)'000

      Profit for the financial year                                               7,655          10,215

      Dividends and appropriations                                               (1,562)           (726)
                                                                                 ------          ------
                                                                                  6,093           9,489

                                                                                 Share          Profit
                                                                                premium        and loss
                                                                                account         account
                                                                              (pounds)'000   (pounds)'000

      Other recognised gains/(losses) relating to the year (net)                  3,556          4,261
      Adjustment arising during the year in respect
       of negative goodwill at 29th January 1993                                    983         (2,505)
      Goodwill arising on acquisitions                                             (243)           282
      Reversal of non-equity shareholders' appropriation                            701            726
      Negative goodwill written back to profit and
       loss account on sale of associate                                             --         (6,453)
                                                                                -------        -------
      Net addition to shareholders' funds                                        11,090          5,800

      Opening shareholders' funds (originally (pounds)78,929,000 before a prior year adjustment of (pounds)1,344,000, (pounds)618,000
      relating to 1993)                                                          80,273         74,473
                                                                                -------        -------
      Closing shareholders' funds                                                91,363         80,273
                                                                                 ======         ======

27.   Cash and cash equivalents

                                                                                1995              1994
                                                                           (pounds)'000       (pounds)'000
      Changes during the year
      At 1 January 1995                                                        37,809            25,151
      Net cash (outflow)/inflow before adjustments for
       the effects of foreign exchange rates                                  (11,145)           12,206
      Effect of foreign exchange rates                                          1,571               452
                                                                              -------           -------
      At 31 December                                                           28,235            37,809
                                                                               ======            ======

      Analysis of balances
      Cash at bank and in hand per Balance Sheet                               36,491            46,902
      Bank overdrafts (see note 17)                                            (8,256)           (9,093)
                                                                              -------           -------
      At 31 December                                                           28,235            37,809
                                                                               ======            ======

28.   Analysis of changes in financing during the year

                                                   Share       Loans and          Share       Loans and
                                                 capital         finance        capital         finance
                                                  (incl.           lease         (incl.           lease
                                                premium)     obligations      premiums)     obligations
                                            (pounds)'000   (pounds)'000    (pounds)'000    (pounds)'000

      At 1 January 1995                            6,579          27,989          6,579          43,355
      Cash inflows/(outflows) from financing          --           5,519             --         (17,633)
      Exchange differences                            --           1,874             --           1,885
      Inception of finance lease contracts            --           4,261             --             382
                                                  ------         -------         ------         -------
      At 31 December    1995                       6,579          39,643          6,579          27,989
                                                  ======          ======         ======         =======

29.   Capital commitments

                                                                               Group                   Company
                                                                 1995             1994             1995         1994
                                                         (pounds)'000     (pounds)'000     (pounds)'000  (pounds)'000
      Future capital expenditure

      Contracted but not provided  for                          1,447            2,319               --            --
                                                                =====            =====           ======         =====

      Authorised but not contracted for                         8,990            7,654               --            --
                                                                =====            =====           ======         =====

      Commitments under finance leases
      entered into, but not yet provided for                       --               --               --            --
                                                              =======          =======           ======         =====

      During 1995 the group entered into an obligation to buy a plot of land for(pounds)945,000 at the option of the land owner. This option expires in 2015.

30.   Contingent liabilities

                                                         Group                                        Company
                                                  1995           1994                            1995           1994
                                             (pounds)'000    (pounds)'000                    (pounds)'000  (pounds)'000
      Maximum amount of guarantees
      in respect of bank overdrafts of
      subsidiary undertakings                         --              --                         36,916        33,926
                                                  ======        ========                         ======       =======

      In addition to the above, the parent Company had granted letters of comfort to two banks in connection with facilities amounting to (pounds)1,265,000 (1994: (pounds)4,950,000).

31.   Financial commitments

      The group had commitments to making the following payments during the next year in respect of operating leases:

                                              1995              1995               1994             1994
                                             Land &                               Land &
                                            buildings           Other            buildings          Other
                                          (pounds)'000      (pounds)'000       (pounds)'000     (pounds)'000
      Leases which expire:
      Within one year                           959               690              349              380
      Between two to five years               1,426             1,394            1,871            1,010
      After five years                          823                68            1,277               62
                                             ------            ------           ------           ------
                                              3,208             2,152            3,497            1,452
                                             ======            ======           ======            =====

      It is group practice as part of the normal course of business to buy currency forward to meet current and budgeted foreign currency transactions. At the balance sheet date the group had outstanding contracts to buy foreign currency amounting to (pounds)27,955,000 (1994:
      (pounds)9,781,000).

Sylvania Lighting International B.V. listing of principal group companies

                                                                        Country of              Percentage of
                                                                        operation and           equity share
Subsidiary companies                                                    incorporation           capital held

Sylvania Lighting International Pty Ltd.                                Australia                     100%
Sylvania Ges.mbH                                                        Austria                       100%
Sylvania N.V.                                                           Belgium                       100%
S&I Electric N.V.                                                       Belgium                       100%
Sylvania Illuminacao Ltda                                               Brazil                        100%
Sylvania S.A.                                                           Costa Rica                    100%
Sylvania A/S                                                            Denmark                       100%
Sylvania SA de C.V.                                                     El Salvador                   100%
Sylvania Lumiance OY                                                    Finland                       100%
Le Dauphin S.A.                                                         France                        100%
SLI France S.A.                                                         France                        100%
SLI Lichtsysteme GmbH                                                   Germany                       100%
Sylvania S.A.                                                           Guatemala                     100%
Sylvania A.E.                                                           Greece                        100%
Sylvania (Hong Kong) Ltd.                                               Hong Kong                     100%
         Branch office                                                  Singapore
Sylvania Spa                                                            Italy                         100%
Sylvania Mexico SA de CV                                                Mexico                        75%
Lumiance B.V.                                                           Netherlands                   100%
Flowil International Lighting (Holding) B.V.*                           Netherlands                   100%
Sylvania Export Corporation N.V.                                        Netherlands Antilles          100%
         Branch office                                                  Colombia
         Branch office                                                  Ecuador
Sylvania S.A. N.V.                                                      Netherlands Antilles          100%
         Branch office                                                  Peru
Sylvania Lighting International Ltd.                                    New Zealand                   100%
Sylvania A/S                                                            Norway                        100%
Sylvania de Panama S.A.                                                 Panama                        100%
Sylvania Ltda                                                           Portugal                      100%
SLI Sylvania S.A.                                                       Spain                         100%
Sylvania AB                                                             Sweden                        100%
Sylvania Lighting S.A.                                                  Switzerland                   100%
Sylvania (Thailand) Ltd.                                                Thailand                      100%
SLI Lighting Ltd. **                                                    United Kingdom                100%
Concord Lighting Ltd. **                                                United Kingdom                100%

* Flowil International Lighting (Holding) B.V. is held directly by Sylvania Lighting International B.V. All other holdings are indirect.

**    Registered in England and Wales

Other information

Appropriation of results

In accordance with Article 15 of the company's Articles of Association, the result for the year is at the disposal General Meeting of Shareholders of the General Meeting of Shareholders.

A proposal to take the result for the year to retained earnings has been incorporated into these financial statements.

Summary of accounts
for the three years ended 31 December 1995

                                                                    Unaudited
                                                                     Proforma *       Restated
                                                                   (pounds)'000     (pounds)'000     (pounds)'000

Turnover from continuing operations                                   348,607          367,205          387,222
Cost of sales                                                        (243,784)        (245,861)        (258,437)
                                                                     --------         --------         --------
Gross profit                                                          104,823          121,344          128,785
Net operating expenses                                               (106,280)        (114,092)        (116,878)
                                                                     --------         --------         --------
Operating profit/(loss) from continuing operations                     (1,457)           7,252           11,907
Income from interest in discontinued associated undertaking             1,278            1,460               --
Profit on sale of associated undertaking                                   --            5,495               --
Profit on sale of fixed assets                                             --             --              1,238
                                                                     --------         --------         --------
Profit/(loss) on ordinary activities before interest                     (179)          14,207           13,145
Net interest payable and similar charges                               (3,368)            (682)          (2,710)
                                                                    ---------         --------         --------
Profit/(loss) on ordinary activities before taxation                   (3,547)          13,525           10,435
Tax on ordinary activities                                             (3,746)          (2,996)          (2,791)
                                                                    ---------         --------         --------
Profit/(loss) on ordinary activities after taxation                    (7,293)          10,529            7,644
Minority interests                                                        333             (314)              11
                                                                     --------         --------          -------
Profit/(loss) for the financial year                                   (6,960)          10,215            7,655
Dividends and other appropriation in
respect of non-equity shares                                            (618)             (726)          (1,562)
                                                                      -------          -------           ------
Profit/(loss) retained in year                                         (7,578)           9,489            6,093
                                                                    =========       ==========         ========

Net assets employed
Fixed assets                                                           74,384           75,083           86,356
Net current assets                                                     85,390           70,403           67,196
                                                                     --------         --------         --------
                                                                      159,774          145,486          153,552

Non-current liabilities                                               (45,907)         (31,235)         (30,850)
Provisions                                                            (40,778)         (32,880)         (31,321)
                                                                      -------          -------          -------
                                                                       73,089           81,371           91,381
                                                                       ======          =======           ======

Ratios
Operating margin                               30.1%       33.0%       33.3%
Return on capital employed +                   (2.0)%       8.9%       13.0%

+ Calculated as operating profit divided by net assets

* The trading figures for 1993 are based on 11 months audited statements and one month management accounts of the group before its acquisition by SLI B.V.

These accounts were approved by the board of directors of Sylvania Lighting International B.V. on
2 April 1995.

Directors:  Mr. E.P. Bartlett
            Mr. J.C. Botts
            Mr. J.F. Joy
            Mr. N. Scoular
            Prof. Dr. J. Semler
            Mr. M.D.C. Smith
            Mr. M. Swaanen

                        Annual report for the year ended
                                31 December 1994
                      Sylvania Lighting International B.V.

SYLVANIA LIGHTING INTERNATIONAL B.V.
                                                                         [LOGO]


Annual report
for the year ended 31 December 1994                                      Pages

Directors and advisers                                                      1

Directors' report                                                         2-3

Financial Statements

     Consolidated profit and loss account                                   4

     Company profit and loss account                                        5

     Balance sheets                                                         6

     Consolidated cash flow statement                                     7-8

     Notes to financial statements                                       9-30

List of principal group companies                                          31

Other information                                                          32

These accounts were approved by the board of directors of Sylvania Lighting International B.V. on 27 March 1995.

Directors :
                     Mr. E. P. Bartlett
                     Mr. R. Beaudelet
                     Mr. J. C. Botts
                     Mr. J. F. Joy
                     Mr. N. Scoular
                     Prof.  Dr. J. Semler
                     Mr. M.D.C. Smith
                     Mr. M. Swaanen

Directors and advisers

Directors
     Mr. E.P. Bartlett    F.C.M.A., ACIS, J.Dip.M.A. Chief
                          Financial Officer
     Mr. R. Beaudelet                                                      (1)+
     W. J. C. Botts       Chairman of the Board                            (1)*+
     Mr. J. F. Joy                                                         (1)*+
     Mr. N. Scoular       B.A., F.C.M.A. President and Chief
                          Executive Officer
     Prof.  Dr. J. Semler                                                  (1)
     Mr. M.D.C. Smith                                                      (1)
     W. M. Swaanen        B. Sc. (Mech. Eng.) Executive Vice-President
                          Lamp Operations

(1)   Non-executive
*     Member of the audit committee
+     Member of the remuneration committee

Secretary and registered office

                        Mr. E.P. Bartlett
                        Oudeweg 155
                        2031 CC Haarlem
                        The Netherlands

Solicitors
                        CLIFFORD CHANCE
                        Apollolaan 171
                        1077 AS Amsterdam
                        The Netherlands
Bankers
                        ABN-AMRO BANK
                        Postbus 90
                        1000 AB Amsterdam
                        The Netherlands

Directors' Report
for the year ended 31 December 1994

The directors present their second report and the audited financial statements for the year ended 31 December 1994.

Principal activities

The principal activities of the Group which are unchanged from last year, are the design, manufacture and distribution of lighting products.

Review of business

The consolidated profit and loss account for the year is set out on page 4.

The momentum of SLI's rejuvenation gathered place in 1994. Following the 1993 acquisition and reorganization of its operations, 1994 was a year when strategic investments began to bear fruit. Indeed, the "olderly revolution" produced results well ahead of expectation in all aspects of the group's performance.

Sales and Customers

After adjusting for a longer period (12 months in 1994 versus 11 months in 1993), underlying sales improved by 6%. Given the adverse economic conditions prevailing in most European markets, where 76% of SLI sales arise, this was an encouraging result. The entire increase in sales came from new products launched in 1994.

Research and Product Development

Consistent with lighting users' demand for innovation, SLI's Research and Development (R&D) activities were again expanded; this time by 51%, on top of a 28% increase in 1993. By establishing competency centres for each product group with specialist design, production and marketing skills, SLI created an ability to be "quick to market" with innovative value-added products. Increasingly, SLI's competency centres brought lamp and fixture lighting solutions to the market, leveraging the benefits of being one of the world's few integrated lighting companies.

Capital investment

1994 saw a 62% increase in capital investment, mainly centred on new product and process innovation. SLI's long term development plan aims to position SLI as a leading-edge technology business in all growth sectors of the lamp and fixture industry. Capital investment in 1995 will continue to support the considerable opportunities identified in growth markets and will be more than double the level of 1993.

Dividends and transfers to reserves

No dividends are payable in the year but in accordance with the Company's articles and the terms of the cumulative redeemable preference shares, a dividend of (pounds) 726,000 (1993 (pounds) 618,000) was accrued.

After charging the above dividend to the result for the financial year, a profit of(pounds)9,489,000 (1993(pounds)5,227,000 loss) will be carried to the Group's reserves.

Changes in fixed assets

The movements in fixed assets during the year are set out in notes 10 to 12. The Group invested (pounds) 15.8 million (1993 (pounds) 8.9 million) in new production facilities in Lamps and Fixtures in order to expand sales in selected products and to improve cost efficiencies. The Company also closed its Precision Materials company and sub-contracted the work, which resulted in substantial cost savings which will be ongoing.

Directors

The directors of the Company at 31 December 1994 are listed on page 1. Except for Mr. M.D.C. Smith, who was appointed on 25 March 1994, all have been in office for the whole of the year.

Employees

SLI is committed to employee involvement and has a number of well established consultative and collective bargaining arrangements which ensure that the views of employees are taken into account.

SLI is committed to providing equal opportunities in employment and expects the composition of its workforce to reflect the composition of the communities in which its offices and factories are located.

The Group's policy is to recruit disabled workers for those vacancies that they are able to fill. All necessary assistance with initial training courses is given. Once employed, a career plan is developed so as to ensure suitable opportunities for each disabled person. Arrangements are made, wherever possible, for retraining employees who become disabled, to enable them to perform work identified as appropriate to their aptitudes and abilities.


E.P. Bartlett
Company Secretary
27 March 1995

Consolidated profit and loss account
for the year ended 31 December 1994

                                                                                Year ended              Period
                                                                               31 December               ended
                                                                                      1994         31 December
                                                                                                          1993
                                                                                                    (11 months
                                                                                                      trading)

                                                                     Note     (pounds)'000        (pounds)'000
Turnover
Continuing operations                                                   2          367,205             316,711

Cost of sales                                                                     (234,498)           (211,660)
                                                                                 ---------           ---------
Gross profit                                                                       132,707             105,051

Distribution costs                                                                 (93,326)            (80,822)
Administrative expenses                                                            (32,129)            (23,494)
                                                                                 ---------           ---------
Operating profit
Continuing operations                                                                7,252                 735

Income from interest in discontinued associated undertaking
                                                                                     1,460               1,218

Profit on sale of associated undertaking                                6            5,495                  --
                                                                                 ---------           ---------
Profit on ordinary activities before interest                                       14,207               1,953

Net interest payable and similar charges                                7             (682)             (3,149)
                                                                                 ---------           ---------
Profit/(loss) on ordinary activities before taxation                                13,525              (1,196)

Tax on ordinary activities                                              8           (2,996)             (3,746)
                                                                                 ---------           ---------
Profit/(loss) on ordinary activities after taxation                                 10,529              (4,942)

Minority interests                                                                    (314)                333
                                                                                 ---------           ---------
Profit/(loss) for the financial period                                              10,215              (4,609)

Preference dividends                                                    9             (726)               (618)

Profit/(loss) retained in period                                                     9,489              (5,227)
                                                                                     =====              =======

The company, which was incorporated in July 1992, did not trade until 29 January 1993 when it purchased the international lighting businesses of GTE Corporation and GTE International Incorporated (the "companies acquired").

The comparative consolidated results for the period from incorporation to 31 December 1993 include the results of the companies acquired from the date of acquisition to 31 December 1993, an eleven month trading period.

Company profit and loss account
for the year ended 31 December 1994

                                       Year ended             Period
                                      31 December              ended
                                             1994        31 December
                                                                1993
                                                          (11 months
                                                            trading)
                                     (pounds)'000       (pounds)'000
Income from subsidiaries                      --                  --

Other income/(expenditure)                  (538)             (1,015)
                                            -----             -------

                                            (538)             (1,015)
                                            =====             =======

Balance sheets after the
appropriation of results

                                                                 Group                             Company

                                                         As at 31         As at 31          As at 31         As at 31
                                                         December         December          December         December
                                                             1994             1993              1994             1993
                                            Note     (pounds)'000     (pounds)'000      (pounds)'000     (pounds)'000

Fixed assets
Intangible assets                            10             3,433            3,456                54               60
Tangible assets                              11            70,581           62,475                --               --
Investments                                  12                --            6,496             8,268            8,268
                                                         --------          -------            ------           ------
                                                           74,014           72,427             8,322            8,328
                                                         --------          -------            ------           ------

Current assets
Stocks                                       13            56,238           51,713                --               --
Debtors                                      14            86,864           94,144            16,627            8,567
Cash at bank and in hand                     25            46,902           34,336             4,216            1,787
                                                         --------          -------            ------           ------
                                                          190,004          180,193            20,843           10,354

Creditors: amounts falling due within
one year                                     15          (119,601)         (99,054)           (9,182)          (1,671)
                                                         --------          -------            ------           ------
Net current assets                                         70,043           81,139            11,661            8,683
                                                         --------          -------            ------           ------
Total assets less current liabilities
                                                          144,417          153,566            19,983           17,011
                                                         --------          -------            ------           ------

Creditors: amounts falling due after
more than one year                           16           (32,579)         (51,977)          (14,703)         (11,193)
Provisions for liabilities and charges
                                             17           (32,880)         (26,923)               --               --
Deferred taxation                            18                --             (759)               --               --
                                                         --------          -------            ------           ------
                                                          (65,459)         (79,659)          (14,703)         (11,193)
                                                         --------          -------            ------           ------

Net assets                                                 78,958           73,907             5,280            5,818
                                                         ========          =======            ======           ======

Capital and reserves
Called up share capital                      20                31               31                31               31
Share premium account                        23             6,548            6,548             6,548            6,548
Other reserves                               23            71,728           80,404                --               --
Profit and loss account                      23               622          (13,128)           (1,299)            (761)
                                                         --------          -------            ------           ------

Total shareholders' funds                    24            78,929           73,855             5,280            5,818

---------------------------------------------------------------------------------------------------------------------
Equity shareholders' fund                                  71,071           66,723            (2,578)          (1,314)

Non-equity shareholders' funds                              7,858            7,132             7,858            7,132

---------------------------------------------------------------------------------------------------------------------
Minority interests                                             29               52                --               --
                                                         --------          -------            ------           ------
                                                           78,958           73,907             5,280            5,818
                                                         ========          =======            ======           ======

The financial statements on pages 6 to 30 were approved by the board of directors on 27 March 1995.

Consolidated cash flow statement
for the year ended 31 December 1994

                                                                         Year ended              Period
                                                                        31 December               ended
                                                                               1994         31 December
                                                                                                   1993
                                                                                             (11 months
                                                                                               trading)

                                                                       (pounds)'000        (pounds)'000

Net cash inflow from continuing operating activities                         43,905              53,616

Net cash (outflow)/inflow from returns on investments and
servicing of finance                                                           (689)              1,339

Tax paid                                                                     (1,044)             (1,578)

Net cash outflow from investing activities                                  (12,333)            (40,337)


Net cash inflow before financing                                             29,839              13,040

Net cash (outflow)/inflow from financing                                    (17,633)             12,254
                                                                            -------              ------
Increase in cash and cash equivalents                                        12,206              25,294
                                                                            =======              ======

Reconciliation of operating profit to net cash inflow from operating activities

                                                                         Year ended               Period
                                                                        31 December                ended
                                                                               1994          31 December
                                                                                                    1993
                                                                                              (11 months
                                                                                                trading)

                                                                       (pounds)'000         (pounds)'000

Continuing activities
Operating profit                                                              7,252                  735
Depreciation on fixed assets                                                 10,016                8,375
(Gain) on sale of tangible fixed assets                                         (35)                (148)
(Increase)/decrease in stocks                                                  (208)              19,182
Decrease in debtors                                                           7,666                4,339
Increase in creditors                                                        18,426               20,471
Increase in provisions                                                          788                  662
                                                                             ------               ------
Net cash inflow from continuing operating activities                         43,905               53,616
                                                                             ------               ------

Notes to the financial statements for the year ended 31 December 1994

1.    Basis of presentation of financial statements

      Sylvania Lighting International B.V., the "Company", was incorporated in July 1992 and is registered in the Netherlands. The Company is therefore required to prepare financial statements in accordance with the provisions of the Dutch Civil Code Book II Title 9. Under these provisions, it is permissible for the Company to prepare its financial statements in accordance with generally accepted accounting principles and practices in the United Kingdom.

      The Company purchased the international lighting businesses from GTE Corporation and GTE International Incorporated on 29 January 1993, thereby creating the Sylvania International Lighting B.V. Group (the "Group").

      The financial statements on pages 5 to 31 represent the full year to 31 December 1994 and the eleven month comparative period to 31 December 1993.

      Principal accounting policies

      The directors have decided to prepare the financial statements in sterling under the historical cost convention and in accordance with the applicable Accounting Standards of the United Kingdom and the accounting and disclosure provisions of the United Kingdom Companies Act 1985 because of the international nature of its operations. A summary of the more important group accounting policies is set out below.

      Changes in accounting policies

      Following the introduction of the new accounting standards FRS 4 'Capital instruments' and FRS 5 'Reporting the substance of transactions' during the year, the following changes have been made:

      a) The amount of shareholders' funds attributable to equity and non-equity interests has been separately disclosed under FRS 4.

      b) In previous years bills discounted with recourse were treated as a contingent liability. Under FRS 5 amounts received from banks in discounting bills with recourse represent financing and are recognized as a liability with a corresponding debtor until the bills are settled. This has resulted in discounted bills of exchange of (pounds) 7,155,000 (1993:
      (pounds) 7,283,000) now being included within debtors and a corresponding liability under bank loans and overdrafts. The comparative figures in the balance sheet and cash flow statement and applicable notes to the accounts have been restated accordingly.

      Basis of consolidation

      The consolidated financial statements of the Group comprise of the financial statements of the Company and its subsidiaries all of which are made up to 31 December 1994, and include the results of associated undertakings on the basis set out below.

      The results of subsidiaries acquired or disposed of during the year are consolidated from or to their respective date of acquisition or disposal.

      Intra-group sales and profits are eliminated fully on consolidation.

      Associated undertakings

      The Group's share of profits of associated companies is included in the consolidated profit and loss account up to the date that the Group disposed of its interests. The amounts are taken from management accounts of those undertakings prepared up to the date of disposal.

      Negative goodwill

      The negative goodwill arising from the acquisition of the international lighting businesses of GTE Corporation and GTE International Incorporated has been arrived at after careful consideration and evaluation of the fair value of acquired net assets. The resultant figure has been credited directly to reserves in accordance with SSAP 22.

      Turnover

      Turnover, which excludes value added and sales taxes, represents the invoiced value of goods and services supplied to third parties.

      Government grants

      Capital grants are credited to accruals and deferred income and released to the profit and loss account over the estimated useful life of the assets to which they relate.

      Foreign currencies

      Assets and liabilities of subsidiaries in foreign currencies are translated into sterling at rates of exchange ruling at the end of the financial year and the results of the foreign subsidiaries are translated at the average rate of exchange for the year. Differences on exchange arising from the retranslation of the opening net investment in subsidiary companies, and from the translation of the results of those companies at average rate, are taken to reserves and are reported in the statement of total recognized gains and losses. All other foreign exchange differences are taken to the profit and loss account in the year in which they arise.

      Where the group operates in countries with hyper-inflationary economies, adjustments are made to ensure the financial results fairly reflect the financial position of the foreign operation. The local currency financial results are recorded in the functional currency, by applying the temporal method. The financial statements remeasured into functional currency are then translated into sterling using the method above.

      Deferred taxation

      Provision is made for deferred taxation, using the liability method, on all material timing differences to the extent that it is probable the liability or asset will crystallise.

      Intangible fixed assets

      Intangible fixed assets comprise trademarks and patents purchased at the date of acquisition of the international lighting businesses of GTE Corporation and GTE International Incorporated.

      Costs of protecting trademarks and patents together with the costs of registering new patents and trademarks are charged to the profit and loss account in the year they are incurred.

      No annual provision for depreciation is made in respect of the intangible assets acquired from GTE as it is considered that the residual value of the trademarks and patents approximates to cost. The carrying value of the intangible fixed assets is regularly reviewed by the directors to determine whether there has been any permanent diminution in value.

      Tangible Fixed assets

      Fixed assets are recorded at their original cost at acquisition less accumulated depreciation on a straight line basis at the following rates:

      Freehold buildings                          2% to 5%
      Long leasehold buildings                    2%
      Short leaseholds                            over term of lease
      Plant and machinery           -- heavy      6% to 10%
                                    -- other      10% to 33%
      Motor vehicles                              16.7% to 33%
      Computers and software                      20% to 33%

      These rates are considered to be appropriate to correctly amortize the asset over its expected useful life.

      Stocks and work in progress

      Stocks and work in progress are stated at the lower of cost or net realizable value on a first in first out basis. Manufactured products are valued at direct costs plus the appropriate level of attributable overheads based on normal levels of activity. Provisions for slow moving, obsolete and defective stocks are made as necessary.

      Finance and operating leases

      Finance leases which transfer substantially all of the benefits and risks of ownership to the company are capitalized as tangible assets and depreciation is provided accordingly. Outstanding obligations of such leases, net of finance charges, are included under creditors. The finance element is charged to the profit and loss account over the term of the lease. All other leases are operating leases and the rentals of these are charged to the profit and loss account as incurred.

      Pension costs

      The Group operates a variety of defined benefit schemes and defined contribution schemes in accordance with local conditions and practices in the countries concerned. The schemes are regularly reviewed by independent actuaries and contribution rates to the defined benefit schemes revised accordingly. Pension costs are accounted for on the basis of charging the expected costs of providing the pensions over the expected service lives of the current employees.

2.    Analysis by geographical area

      Turnover

                                                    Year ended                          Period ended
                                                 31 December 1994                     31 December 1993
                                                                                    (11 months trading)
                                             Sales by          Sales by           Sales by           Sales by
                                          destination            origin        destination             origin
                                        (pounds) '000     (pounds) '000      (pounds) '000      (pounds) '000

      Geographical segment

      UK                                       38,660            42,872             35,250             32,839

      The Netherlands                          13,410            16,887              9,980             17,405

      Central Europe                           71,275            72,779             59,530             60,484

      Rest of Europe                          154,049           154,119            137,366            139,613

      Latin America                            50,997            50,865             40,356             40,818

      Far East and Australia                   30,753            29,683             26,445             25,552

      Other                                     8,061                --              7,784                 --
                                              -------           -------            -------            -------

                                              367,205           367,205            316,711            316,711
                                              =======           =======            =======            =======

3.    Directors' emoluments

                                                                                  Year ended       Period ended
                                                                                 31 December        31 December
                                                                                        1994               1993
                                                                                                     (11 months
                                                                                                       trading)
                                                                               (pounds) '000      (pounds) '000
      Fees                                                                                42                 12
      Salary payments (including benefits in kind)                                       523                457
      Pension contributions                                                               37                 30
      Annual incentive payments                                                          506                318
      Consideration paid to third party
      for services of director                                                            82                 33
                                                                                       -----              -----
                                                                                       1,190                850
                                                                                       =====              =====

4.    Employee information

      The average weekly number of persons (including executive directors) employed by the Group during the period was:

                                                             Year                   Period
                                                            ended                    ended
                                                      31 December              31 December
                                                             1994                     1993
                                                                       (11 months trading)

                                                           Number                   Number

      Production                                            3,326                    3,446
      Distribution                                            985                    1,029
      Administration                                          594                      584

                                                            -----                    -----
                                                            4,905                    5,059
                                                            =====                    =====

                                                  Year ended             Period
                                                 31 December              ended
                                                        1994        31 December
                                                                           1993
                                                                     (11 months
                                                                       trading)
                                               (pounds) '000      (pounds) '000
      Staff costs (for the above
      persons)

      Wages and salaries                             73,565             62,142
      Social security costs                          21,648             18,596
      Pension and post retirement
      benefits (see note 19)                          8,264              7,672
                                                    -------             ------
                                                    103,477             88,410
                                                    =======             ======


5.    Profit on ordinary activities before taxation

                                                                                    Year             Period
                                                                                   ended              ended
                                                                             31 December        31 December
                                                                                    1994               1993
                                                                                                 (11 months
                                                                                                   trading)


                                                                           (pounds) '000      (pounds) '000

      Profit on ordinary activities before taxation is stated
      after debiting:
      Hire of plant and machinery - operating leases                               1,313              1,020
      Hire of other assets - operating leases                                      3,668              4,553

6.    Exceptional item

      During the year the Group sold its investment in SIVI Illuminazione Spa.

                                                           (pounds) '000
      Share of net assets at date of sale                          7,426

      Transfer of negative goodwill previously included
      in reserves in respect of the investment                    (6,453)

      Profit on disposal                                           5,495

                                                                   -----
      Satisfied by cash                                            6,468
                                                                   =====

7.    Net interest payable and similar charges

                                                                              Year              Period
                                                                             ended               ended
                                                                       31 December         31 December
                                                                              1994                1993
                                                                                            (11 months
                                                                                              trading)

                                                                     (pounds) '000       (pounds) '000

      On bank loans, overdrafts and other loans:
      Repayable within 5 years, not by instalments                           3,114               4,902

      On finance leases                                                         95                 125
                                                                            ------              ------
                                                                             3,209               5,027

      Less:  interest receivable                                            (2,527)             (1,878)
                                                                            ------              ------

      Total net interest payable                                               682               3,149
                                                                            ======              ======

8.    Tax on ordinary activities

                                                                                  Year             Period
                                                                                 ended              ended
                                                                           31 December        31 December
                                                                                  1994               1993
                                                                                               (11 months
                                                                                                 trading)
                                                                         (pounds) '000      (pounds) '000
      Tax on ordinary activities

      United Kingdom Corporation tax at 33%
               Current tax                                                          76                380
               Deferred tax                                                        451                444
               (Over) provision in prior periods                                  (108)                --

      Overseas taxation
               Current tax                                                         785                591
               On withholding tax                                                  206                326
               Deferred tax                                                      1,747              1,316
               (Over) provision in prior periods                                  (935)                --
               Associated Companies                                                774                689
                                                                                 -----              -----
                                                                                 2,996              3,746
                                                                                 =====              =====

     The tax charge shown above comprises the following:

      Tax charges/(credit) which give rise to tax payments or repayments:
               Current tax                                                       1,632             1,917
               Prior year                                                       (1,035)               --
      Release of deferred tax assets representing the utilization of tax losses at the date of acquisition together with the tax allowable elements of fair value adjustments which have reduced the tax charges
      on current year results                                                    2,399             1,829
                                                                                 -----             -----
                                                                                 2,996             3,746
                                                                                 =====             =====

      The Group has tax losses carried forward of approximately (pounds)43 million (1993 (pounds)35 million). These losses may only be relieved against future taxable trading profits arising in the countries in which the losses reside.

9.    Preference dividends

                                                      Year              Period
                                                     ended               ended
                                               31 December         31 December
                                                      1994                1993
                                                                    (11 months
                                                                      trading)
                                             (pounds) '000       (pounds) '000
      Final accumulated preference                     726                 618
                                                       ---                 ---

      No dividends are payable in the period in accordance with the Company's articles and the terms of the cumulative redeemable preference shares.

10.   Intangible fixed assets

                                                          Group         Company
                                                   intellectual    intellectual
                                                       property        property
                                                  (pounds) '000   (pounds) '000
      Cost at 1 January 1994                              3,462              66
      Exchange differences                                    4              --
      Disposals                                              (4)            ---

      At 31 December 1994                                 3,462              66
                                                          -----             ---

      Depreciation at 1 January 1994                         (6)             (6)
      Charge for period                                     (23)             (6)
                                                          -----             ---

      At 31 December 1994                                   (29)            (12)
                                                          ------            ---

      Net book value as at 31 December 1994               3,433              54
                                                          =====             ===

      Net book value as at 31 December 1993               3,456              60
                                                          =====             ===


11.   Tangible fixed assets

     Group

                                                                     Short
                                                   Freehold      leasehold                      Fixtures
                                                   land and       land and      Plant and            and
                                                  buildings      buildings      machinery       fittings          Total
                                              (pounds) '000  (pounds) '000  (pounds) '000  (pounds) '000  (pounds) '000

      Cost at 1 January 1994                         17,225            634         46,536          7,168         71,563
      Fair value adjustment                              --             --            888             --            888
      Exchange differences                              609             37          2,494            253          3,393
      Additions                                         946            438         11,884          2,488         15,756
      Disposals                                        (938)            --         (4,499)        (4,636)       (10,073)
      Reclassifications within fixed assets              46           (64)         (3,788)         3,806             --
                                                     ------          -----         ------         ------        -------
      At 31 December 1994                            17,888          1,045         53,515          9,079         81,527
                                                     ------          -----         ------         ------        -------

      Depreciation at 1 January 1994                   (868)           (30)        (7,019)        (1,171)        (9,088)
      Exchange differences                              (34)            (1)          (148)           (19)          (202)
      Charge for period                                (918)           (64)        (7,314)        (1,697)        (9,993)
      Eliminated in respect of disposals                 41             --          4,684          3,612          8,337
      Reclassifications within fixed assets              --             64          2,748        (2,812)             --
                                                     ------          -----         ------         ------        -------
      At 31 December 1994                            (1,779)           (31)        (7,049)        (2,087)       (10,946)
                                                     ------          -----         ------         ------        -------

      Net book value at 31 December 1994             16,109          1,014         46,466          6,992         70,581
                                                     ======          =====         ======         ======        =======

      Net book value at 31 December 1993             16,357            604         39,517          5,997         62,475
                                                     ======          =====         ======         ======        =======

      The net book value of tangible fixed assets includes an amount of(pounds)949,000 (1993:(pounds)666,000) in respect of assets held under finance leases.

      Certain of the freehold land and buildings and part of the plant and machinery are held as collateral to secure medium term loans (see note
      16).

      During the year the group entered into finance lease arrangements in respect of fixed assets with a total capital value at the inception of the leases of (pounds)382,000.

      Company

      The Company does not own any tangible fixed assets.

12.   Fixed asset investments

      Group                                             Associated                 Other
                                                       undertaking           investments             Total
                                                      (pounds)'000          (pounds)'000      (pounds)'000

      Cost or valuation
      At 1 January 1994                                      6,438                    58             6,496
      Exchange differences                                     302                     3               305
      Share of retained profit                                 686                    --               686
      Disposals                                             (7,426)                  (61)           (7,487)

                                                            ------                   ---            ------
      At 31 December 1994                                       --                    --                --
                                                            ======                   ===            ======

      Company
                                                         Interests
                                                          in group
                                                       undertaking
                                                      (pounds)'000

      Cost or valuation
      At 1 January 1994                                      8,268

      Acquisitions                                              --

      At 31 December 1994                                    8,268
                                                             =====


      Interests in group undertakings shown on page 32.

13.   Stocks

                                                                  Group

                                                              As at               As at
                                                        31 December         31 December
                                                               1994                1993
                                                       (pounds)'000        (pounds)'000

      Raw materials and consumables                           8,525              10,926
      Work in progress                                        4,938               5,337
      Finished goods and goods for resale                    42,775              35,450
                                                             ------              ------
                                                             56,238              51,713
                                                             ======              ======

      The replacement cost of raw materials and consumables does not exceed the balance sheet value of raw materials and consumables by any substantial amount.

14.   Debtors

                                                             Group                              Company

                                                          As at             As at             As at             As at
                                                    31 December       31 December       31 December       31 December
                                                           1994              1993              1994              1993
                                                   (pounds)'000      (pounds)'000      (pounds)'000      (pounds)'000
      Amounts failing due after more
      than one year
      Amounts owed by subsidiary
      undertakings                                           --                --                --             1,216
      Other debtors                                       2,389             1,603               150                --
      Deferred tax                                          607                --                --                --

                                                         ------            ------            ------             -----
                                                          2,996             1,603               150             1,216
                                                         ======            ======            ======             =====

      Amounts falling due within one year
      Trade debtors                                      67,292            74,853                63             6,226
      Discounted bills of exchange                        7,155             7,283                --                --
      Amounts owed by subsidiary
      undertakings                                           --                --            16,414               731
      Amounts owed by associated
      undertakings                                           --                 1                --                --
      Other debtors                                       3,918             3,739                --               394
      Prepayments and accrued income                      3,979             6,665                --                --
      Deferred tax                                        1,524                --                --                --

                                                         ------            ------            ------             -----
                                                         83,868            92,541            16,477             7,351

                                                         ------            ------            ------             -----
                                                         86,864            94,144            16,627             8,567
                                                         ======            ======            ======             =====

      Comparative amounts for the group have been adjusted for bills of exchange discounted as described in note 1

15.      Creditors: amounts falling due within one year

                                                             Group                              Company

                                                          As at             As at             As at             As at
                                                    31 December       31 December       31 December       31 December
                                                           1994              1993              1994              1993
                                                   (pounds)'000      (pounds)'000      (pounds)'000      (pounds)'000

      Bank loans and overdrafts                           9,093             9,185                27               770
      Obligations under finance leases                      227               144                --                --
      Payments received on account                           13                 3                --                --
      Trade creditors                                    53,020            39,007                --                --
      Bills payable                                       8,291             6,007                --                14
      Amounts owed to subsidiary
      undertakings                                           --                --             6,882                --
      Amounts owed to associated
      undertakings                                           --               115                --                --
      Corporation tax                                     1,472             1,464                --                --
      Other taxation and social
      security                                            4,124             2,588                --                 1
      Other creditors                                     2,827             1,270                --                --
      Accruals                                           40,534            39,271             2,273               886

                                                        -------            ------             -----             -----
                                                        119,601            99,054             9,182             1,671
                                                        =======            ======             =====             =====

      Comparative amounts for the group have been adjusted for bills of exchange discounted as described in note 1

16.   Creditors: amounts falling due after more than one year

                                                             Group                              Company

                                                          As at             As at             As at             As at
                                                    31 December       31 December       31 December       31 December
                                                           1994              1993              1994              1993
                                                   (pounds)'000      (pounds)'000      (pounds)'000      (pounds)'000

      Bank loans                                         20,788                --             7,000                --
      Other loans                                         6,359            42,729             6,359            10,575
      Obligations under finance leases                      615               482                --                --
      Other creditors                                     1,979             1,308                --                --
      Accruals and deferred income                        1,494             6,840                --                --
      Preference dividends accumulated                    1,344               618             1,344               618

                                                         ------            ------            ------            ------
                                                         32,579            51,977            14,703            11,193
                                                         ======            ======            ======            ======

      Bank and other loans are repayable as follows:
      In one year or less                                 9,093             9,185                27               770
      Between one and two years                           2,050                --                --                --
      Between two and five years                         24,797            42,729            13,359            10,575
      In five years or more                                 300                --                --                --

                                                         ------            ------            ------            ------
                                                         36,240            51,914            13,386            11,345
                                                         ======            ======            ======            ======

      The interest rate chargeable in 1994 on these loans varied between 6% and 10% for the Group and the Company.

      At 31 December 1994(pounds)13 million of bank loans (1993:(pounds)35.8 million of other loans) were secured by certain freehold properties and certain plant and machinery.

      Finance leases

      The net finance lease obligations to which the Group is committed are:

                                                    As at               As at
                                              31 December         31 December
                                                     1994                1993
                                             (pounds)'000        (pounds)'000
      In one year or less                             227                 144
      Between one and two years                       212                 203
      Between two and five years                      364                 236
      Over five years                                  39                  43
                                                      ---                 ---
                                                      842                 626
                                                      ===                 ===

17.   Provisions for liabilities and charges

     Group

                                                                                     Other
                                           Pension         Reorganisation       provisions          Total
                                      (pounds)'000           (pounds)'000     (pounds)'000   (pounds)'000

      At 1 January 1994                      2,631                 21,304            2,988         26,923
      Exchange differences                       9                     --               54             63
      Fair value adjustment                  1,022                  7,129               --          8,151
      Profit and loss account                  474                     --              442            916
      Utilized                                  --               (10,294)            (128)       (10,422)
      Transfer from creditors                7,555                    325            (631)          7,249

                                            ------                 ------            -----         ------
      At 31 December 1994                   11,691                 18,464            2,725         32,880
                                            ======                 ======            =====         ======

18.   Deferred taxation

      Deferred taxation provided in the financial statements, and the amount unprovided of the total potential liability, are as follows:

                                          As at                As at               As at                As at
                                    31 December          31 December         31 December          31 December
                                           1994                 1993                1994                 1993
                                   (pounds)'000         (pounds)'000        (pounds)'000         (pounds)'000

Tax effect of timing
differences
because of:

Excess of tax allowances
over depreciation                         1,319                  898                  --                   --
Other                                    (3,186)                 150              (7,812)                  --

                                         ------                  ---              ------                  ---
                                         (1,867)               1,048              (7,812)                  --

Less: advance corporation                  (264)                (289)                 --                   --
tax

                                         ------                -----              ------                  ---
Net deferred tax                         (2,131)                 759              (7,812)                  --
liability/(asset)                        ======                =====              ======                  ===

      The movements on the Group provision/(asset) for deferred taxation are as follows :

                                                        (pounds)'000
      Provision at 1 January 1994                                759
      Exchange difference                                         85
      Transfer to fair value                                  (4,461)
      Transfer from creditors                                   (717)
      Transfer to profit and loss account                      2,203

                                                              ------
      Asset at 31 December 1994                               (2,131)
                                                              ======

      No provision is made for taxation liabilities which would arise on the distribution of profits retained by overseas subsidiaries because there is no intention in the foreseeable future that such profits will be remitted.

19.   Pension and similar obligations

      The group operates a number of pension schemes of the defined benefits type and the defined contribution type according to local practice and requirements. Apart from Germany, the assets of the schemes are held in separately administered funds and are regularly reviewed. The liabilities of the book reserved finds at 31 December 1994 are shown under pension provisions in note 17.

      A review of the assets and liabilities of the schemes is regularly carried out by an independent international firm of benefit consultants. The assumptions which have the most significant effects on the results of the valuations are those relating to the expected rate of return on assets and the rates of increase in salaries and pensions. Typical assumptions for the European, Far East and Latin American schemes are that rates of return on assets will be 5 % to 10 % per annum, salary increases will be 3 % to 7 % per annum and pension increases will be 2% per annum.

      The actuarial value of assets in funded schemes, together with book reserves amounted to (pounds)30,795,000 (1993 (pounds)29,477,000). For the principal schemes, the actuarial asset value was sufficient to cover between 61 % and 115% of projected accrued liabilities.

20.   Called up share capital

                                       Number       Par                    NLG                 As at               As at
                                                                                         31 December         31 December
                                                                                                1994                1993
                                                                                        (pounds)'000        (pounds)'000

      Authorized

      "A" Ordinary shares              300,000      NLG 1.00           300,000                   118                 118
      "B" Ordinary shares              200,000      NLG 0.35            70,000                    27                  27
      Redeemable Cumulative
      Preference Shares                495,000      NLG 0.01             4,950                     2                   2

                                                                       -------                   ---                 ---
                                                                       374,950                   147                 147
                                                                       =======                   ===                 ===

      Allotted, called up and fully paid
                                                                                   Consideration
                                                                                 (pounds)'000
      "A" Ordinary shares              60,000       NLG 1.00            60,000             39             24         24
      "B" Ordinary shares              40,000       NLG 0.35            14,000             26              6          6
      Redeemable Cumulative
      Preference Shares                99,000       NLG 0.01               990          6,514              1          1

                                                                        ------          -----            ---        ---
                                                                        74,990          6,579             31         31
                                                                        ======          =====            ===        ===

      The preference shares may be redeemed at the earlier of a sale or listing or 31 January 2003 at par plus any share premium thereon and an amount of aggregated accrued dividends and have a preferential right to the return of capital on winding up. The dividend rate is fixed at 10% per annum for 1993, 1994, 1995 and then increases by 2 1/2 % per year up to a maximum of 20%.

21.   Options in shares of SLI BV

      A right has been granted to an existing shareholder for additional 'A' Ordinary shares for no consideration on a sale or listing if new shares are issued up to a capitalisation of $35 million. If the new issue takes the capitalisation above $35 million, then the consideration is calculated proportionately for the capitalisation above $35 million.

      Further options have been granted to subscribe for 0.75 % of the equity of the Company in each class of shares at a price of $2 per ordinary share and $200 per preference share, and for 1.5% of the equity of the company in each class of share at a price of $900 per ordinary share and $100 per preference share, upon a sale or listing of the Company as defined in the shareholders agreement which is available for inspection at the Company's registered office.

22.   Acquisitions

      On the 29th January 1993, the Company acquired the international lighting businesses of GTE Corporation and GTE International Incorporated with the exception of GTE's Thailand branch which was acquired on the 31st March 1993 and GTE's Export trading operation which was acquired at the end of May 1993. On the 30th June 1994 a 51% shareholding in S&I Electric N.V. was increased to 100%. Other than the above no other acquisitions were made.

      The acquired companies made losses before taxation of(pounds)3,353,000 from 1 January 1993 to the date of acquisition and losses of(pounds)14,097,000 for the previous financial year.

23.   Share premium account and reserves

                                                                          Share                         Profit
                                                                        premium           Other       and loss
                                                                        account        reserves        account
                                                                   (pounds)'000    (pounds)'000   (pounds)'000

      At 1 January 1994                                                   6,548          80,404        (13,128)
      Exchange differences                                                   --              --          4,261
      Goodwill arising on fair value adjustment                              --          (2,505)            --
      Goodwill arising on acquisition                                        --             282
      Transfer of negative goodwill on sale of associate                     --          (6,453)            --
      Retained profit for the period                                         --              --          9,489

                                                                          -----          ------            ---
      At 31 December 1994                                                 6,548          71,728            622
                                                                          =====          ======            ===
     Group's share of post acquisition reserves
     of associated undertakings included above

      At 1 January 1994                                                      --              --            529
      Exchange differences                                                   --              --            302
      Retained profit for the period                                         --              --            686
      Disposal                                                               --              --         (1,517)

                                                                          -----          ------            ---
      At 31 December 1994                                                    --              --             --
                                                                          =====          ======            ===

      Company                                             Share         Profit
                                                        premium       and loss
                                                        account        account
                                                   (pounds)'000   (pounds)'000
      At 1 January 1994                                   6,548          (761)
      Retained loss for the period                           --          (538)

                                                          -----        ------
      At 31 December 1994                                 6,548        (1,299)
                                                          =====        ======

      Profit retained and the results for the period shown in the Company accounts and the notes thereto differ from the amounts shown under these headings in the consolidated Balance sheets and Profit and Loss account since investment in subsidiary undertakings are stated at cost in the Company accounts whereas the Group accounts reflect the equity value of these investments.

24.   Reconciliation of movements in shareholders' funds

                                                                          Year             Period
                                                                         ended              ended
                                                                   31 December   31 December 1993
                                                                          1994         (11 months
                                                                                         trading)
                                                                  (pounds)'000       (pounds)'000

Profit/(loss) for the financial period                                  10,215             (4,609)
Preference dividends                                                      (726)              (618)

                                                                        ------             ------
                                                                         9,489             (5,227)

Other recognised gains/(losses) relating to the period (net)             4,261             (7,901)
New share capital issued                                                    --              6,579
Adjustment arising during the period in respect
of negative goodwill at 29th January 1993                               (2,505)            80,404
Goodwill arising on acquisition                                            282                 --
Negative goodwill written back to
profit and loss account on sale of associate                            (6,453)                --

                                                                        ------             ------
Net addition to shareholders' funds                                      5,074             73,855

Opening shareholders' funds                                             73,855                 --

                                                                        ------             ------
Closing shareholders' funds                                             78,929             73,855
                                                                        ======             ======

25.      Cash and cash equivalents

                                                                          Year             Period
                                                                         ended              ended
                                                                   31 December        31 December
                                                                          1994               1993
                                                                                       (11 months
                                                                                         trading)
                                                                  (pounds)'000       (pounds)'000

Changes during the period
At beginning of period                                                  25,151                 --
Net cash inflow before adjustments for the effects
of foreign exchange rates                                               12,206             25,294
Effect of foreign exchange rates                                           452               (143)

                                                                        ------             ------
At 31 December                                                          37,809             25,151
                                                                        ======             ======

Analysis of balances
Cash at bank and in hand per Balance Sheet                              46,902             34,336
Bank overdrafts (see note 15)                                          (9,093)             (9,185)

                                                                        ------             ------
At 31 December - Net Cash                                               37,809             25,151
                                                                        ======             ======

26.   Analysis of changes in financing during the period

                                                                 Year ended                    Period ended
                                                              31 December 1994               31 December 1993
                                                                                            (11 months trading)
                                                                Share                          Share
                                                              capital       Loans and        capital       Loans and
                                                               (incl.   finance lease         (incl.   finance lease
                                                             premium)     obligations       premium)     obligations
                                                         (pounds)'000    (pounds)'000  (pounds)'000     (pounds)'000

      As at beginning of period                               6,579          43,355
      Acquisitions                                               --                                         36,089
      New share capital issued                                   --              --          6,579              --
      Cash (outflows)/inflows from financing                     --         (17,633)            --           5,675
      Exchange differences                                       --           1,885             --          (3,564)
      Inception of finance lease contracts                       --             382             --             666
      Loan note issued for non-cash consideration                --              --             --           4,489

                                                              -----          ------          -----          ------
      At 31 December 1994                                     6,579          27,989          6,579          43,355
                                                              =====          ======          =====          ======

27.   Post balance sheet events

      There are no significant post balance sheet events.

28.   Capital commitments

                                                                  Group                           Company
                                                                As at           As at          As at           As at
                                                          31 December     31 December    31 December     31 December
                                                                 1994            1993           1994            1993
                                                         (pounds)'000    (pounds)'000   (pounds)'000    (pounds)'000

      Future capital expenditure

      Contracted but not provided for                           2,319           2,351             --              --
                                                                =====           =====          =====            ====

      Authorised but not contracted for                         7,654           5,921             --              --
                                                                =====           =====          =====            ====

      Commitments under finance leases
      entered into, but not yet provided for                       --              --             --              --
                                                                =====           =====          =====            ====

29.   Contingent liabilities

                                                                      Group                           Company
                                                                As at           As at          As at           As at
                                                          31 December     31 December    31 December     31 December
                                                                 1994            1993           1994            1993
                                                         (pounds)'000    (pounds)'000   (pounds)'000    (pounds)'000

      Maximum amount of guarantees
      in respect of bank overdrafts
      of subsidiary undertakings                                   --             202         33,926              --
                                                                =====           =====         ======            ====

      In addition to the above, the parent Company had granted letters of comfort to three banks in connection with facilities amounting to (pounds)4,950,000 (1993 (pounds)1,717,000).

      It is the Group practise to buy currency forward to hedge future foreign currency transactions. At the balance sheet date the group had entered into hedging contracts amounting to (pounds)15,211,000 (1993:
      (pounds)3,760,000).

30.   Financial commitments

      The Group had commitments to making the following payments during the next year in respect of operating leases:

                                                 At 31 December 1994                 At 31 December 1993
                                                   Land and                        Land and
                                                  buildings         Other         Buildings          Other
                                               (pounds)'000  (pounds)'000      (pounds)'000   (pounds)'000
      Leases which expire:

      Within one year                                   349           380               556            360
      Between two to five years                       1,871         1,010             2,435          1,494
      After five years                                1,277            62             1,087             --

                                                      -----         -----             -----          -----
                                                      3,497         1,452             4,078          1,854
                                                      -----         -----             -----          -----

      The comparative for land and buildings expiring between two and five years has been reduced by (pounds)5,963,000 from the previous year in order to reflect the annual payments rather than the aggregate payments.

31.   Ultimate parent Company

      Sylvania Lighting International B.V. is a privately held Group owned by a number of institutional shareholders and management. The owners are committed to a policy of continuous investment in order to realise the long term potential of the Company.

    Sylvania Lighting International B.V. listing of principal group companies

                                                              Country of                 Percentage
Subsidiary companies                                          Operation and              of equity
                                                              incorporation              share capital held

Sylvania lighting International Pty Ltd.                      Australia                  100%
Sylvania Ges.mbH                                              Austria                    100%
Sylvania N.V.                                                 Belgium                    100%
S&I Electric N.V. (49% purchased 30 June 1994)                Belgium                    100%
Sylvania Illuminacao Ltda                                     Brazil                     100%
Sylvania S.A.                                                 Costa Rica                 100%
Sylvania A/S                                                  Denmark                    100%
Sylvania SA de C.V.                                           El Salvador                100%
Sylvania OY                                                   Finland                    100%
Le Dauphin S.A.                                               France                     100%
SLI France S.A.                                               France                     100%
Precision Materials (France) (Sarl)                           France                     100%
SLI Lichtsysteme GmbH                                         Germany                    100%
Sylvania S.A.                                                 Guatemala                  100%
Sylvania A.E.                                                 Greece                     100%
Sylvania S.A.                                                 Honduras                   100%
Sylvania (Hong Kong) Ltd.                                     Hong Kong                  100%
         Branch office                                        Singapore
Sylvania Spa                                                  Italy                      100%
Sylvania Mexico SA de CV                                      Mexico                      75%
Lumiance B.V.                                                 The Netherlands            100%
Flowil International Lighting (Holding) B.V.*                 The Netherlands            100%
Sylvania Export Corporation N.V.                              Netherlands Antilles       100%
         Branch office                                        Columbia
         Branch office                                        Ecuador
Sylvania S.A. N.V.                                            Netherlands Antilles       100%
         Branch office                                        Peru
Sylvania Lighting International Ltd.                          New Zealand                100%
Sylvania A/S                                                  Norway                     100%
Sylvania de Panama S.A.                                       Panama                     100%
Sylvania Ltda                                                 Portugal                   100%
SLI Sylvania S.A.                                             Spain                      100%
Sylvania AB                                                   Sweden                     100%
Sylvania Lighting S.A.                                        Switzerland                100%
Sylvania (Thailand) Ltd.                                      Thailand                   100%
Sylvania (U.K.) Holding Co. Ltd. **                           United Kingdom             100%
SLI Lighting Ltd. **                                          United Kingdom             100%
Concord Lighting **                                           United Kingdom             100%

* Flowil International Lighting (Holding) B.V. is held directly by Sylvania Lighting International B.V.. All other holdings are indirect.

** Registered in England and Wales

Other Information

Appropriation of results

In accordance with Article 15 of the company's Articles of Association, the result for the year is at the disposal of the General Meeting of Shareholders.

A proposal to take the result for the year to retained earnings has been incorporated into these financial statements.

Unaudited Reconciliation of United Kingdom to United States generally accepted accounting principles (in pounds Sterling - thousands) for the years ended December 31, 1995 and 1996.

The financial statements of Sylvania Lighting International BV (the "Company") have been prepared in accordance with the applicable Accounting Standards of the United Kingdom and the accounting and disclosure provisions of the United Kingdom Companies Act 1985 (collectively "U.K. GAAP"). U.K. GAAP differs in certain respects from United States generally accepted accounting principles ("U.S. GAAP"). Difference estimated to have a significant effect on the statements of consolidated profit (loss) and balance sheets are summarized below.

Goodwill

Goodwill (negative goodwill) arising on the acquisition of a subsidiary is written off in the year in which that subsidiary is required. Negative goodwill is calculated after making provision for reorganization costs. Under U.S. GAAP, negative goodwill is first allocated against non-current assets and any excess negative goodwill is classified as a deferred credit and amortized to income over the estimated period which is benefited, not to exceed 40 years. Goodwill is capitalized and amortized through the income statement over its estimated useful life, not exceeding 40 years.

The effect of applying U.S. GAAP on the consolidated financial statements as at December 31, 1995 and 1996 would be to reduce non current assets, primarily tangible fixed assets, by approximately (pounds)66,200. Further, the impact of allocating negative goodwill against tangible fixed assets would be to reduce the accumulated depreciation on tangible fixed assets at December 31, 1995 and 1996 by approximately (pounds)22,600 and (pounds)29,200 respectively.

Deferred Taxation

The Company provides for deferred taxation using the liability method, only to the extent that it is probable that the liability or asset will arise in the foreseeable future. Under Financial Accounting Standards Board Statement No. 109 "Accounting for Income Taxes" (FASB 109), all deferred taxes are recognized to the extent that it is more likely than not that ultimately they will be recoverable. In addition, deferred taxes are provided under FASB 109 on the difference between the accounting and tax bases of assets and liabilities of subsidiaries acquired.

The effect of applying FASB 109 on the consolidated financial statements as at December 31, 1995 results in a deferred tax liability of approximately (pounds)1,400 at December 31, 1996 and approximately (pounds)1,800 at December 31, 1996.

Pension Costs

The group provides for the cost of retirement benefits based upon consistent percentages of employees' pensionable pay as recommended by actuaries. Under U.S. GAAP, FASB Statement No. 87 "Employers' Accounting for Pension Costs" (FASB
87) requires that the projected benefit obligation be matched against the fair value of the plans' assets and be adjusted to reflect any unrecognized obligations or assets in determining the pension cost or credit for the year.

Under FASB 87, the group's provision for pension liabilities is estimated to be approximately (pounds)15,200 and (pounds)14,000 at December 31, 1995 and 1996, respectively. This represents an increase of approximately (pounds)300 and (pounds)1,600 at December 31, 1995 and 1996 respectively, over the provision for pension liabilities reported in the financial statements prepared under U.K. GAAP.

Foreign Currency

Under both U.K. and U.S. GAAP, the income statements of foreign subsidiaries are translated at the average rate for the period and the balance sheets are translated at the rate in effect on the balance sheet date. The resulting net difference on balance sheet translation is recorded as a credit or charge to shareholders' equity under U.K. GAAP but is required to be shown as a separate component of shareholders' equity under U.S. GAAP. Transaction gains or losses are reflected in the income statement under both methods of accounting.

The following is a summary of the significant adjustments to the statements of profit and loss that would be required if U.S. GAAP had been applied instead of U.K. GAAP.


Profit available for appropriation in Pounds                   Years ended
Sterling-thousands                                              December 31,
                                                              1996       1995
                                                              ----       ----
Profit (loss) available for  appropriation as reported
in the consolidated profit and loss account                 (6,979)     7,655
Significant adjustments:
Provision for reorganization costs                               0       (498)
Adjustment to original fair value post allocation
period                                                      10,731        983
Tangible fixed asset depreciation                            6,616      7,226
Pensions and other                                             424        131
Taxation                                                     (359)     (1,448)
                                                             -----    -------
                                                            17,412      6,394
                                                            ======      =====
Profit available for appropriation (net income)
as adjusted to accord with U.S. GAAP                        10,433     14,049
                                                            ======     ======

Consolidated statement of cash flows

The Consolidated cash flow statement prepared in accordance with UK Financial Reporting Standard No. 1 presents substantially the same information as that required under U.S. GAAP by FASB Statement No. 95 "Statement of Cash Flows". These standards differ, however, with regard to classification of items within the statement and with regards to the definition of cash and cash equivalents.

Under U.S. GAAP, cash and cash equivalents would not include bank overdrafts and borrowings with initial maturities of less than three months. Under U.K. GAAP, cash flows are presented separately for operating activities, servicing of finance and returns on investments, taxation, investing activities and financing activities. U.S. GAAP, however, requires only three categories of cash flow activity to be reported: operating, investing and financing. Cash flows from taxation and servicing of finance and returns on investments shown under U.K. GAAP would, with the exception of dividends paid, be included as operating activities under U.S. GAAP. The payment of dividends would be included as a financing activity under U.S. GAAP.

The categories of cash flow activity under U.S. GAAP can be summarized as follows:

                                                                December 31,
                                                               1996     1995
                                                               ----     ----
Cash flows from operating activities.................         6,706      620
Cash outflows on investing activities................        (9,555) (17,974)
Cash flows from financing activities.................        (1,002)   4,502
                                                            -------   ------

(Increase) decrease in cash and cash equivalents.....        (3,851) (12,852)
Effect on foreign exchange rate changes..............        (3,344)   1,320
Cash and cash equivalents at January 1...............        35,370   46,902
                                                             ------ --------
Cash and cash equivalents at December 31.............        28,175   35,370
                                                             ====== ========

                          CHICAGO MINIATURE LAMP, INC.
              PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

The unaudited Pro Forma Condensed Consolidated Balance Sheet gives effect to the acquisition of Sylvania Lighting International (SLI) as if it occurred August 31, 1997. The unaudited Pro Forma Condensed Consolidated Statement of Operations for the nine months ended August 31, 1997 gives effect to the following as if each had occurred on December 2, 1996: (i) the Power Lighting Products (PLP) acquisition and (ii) the SLI acquisition. The unaudited Pro Forma Condensed Consolidated Statement of Operations for the year ended December 1, 1996 gives effect to the following as if each had occurred on December 4, 1995: (i) the Alba acquisition, (ii) the PLP acquisition, and (iii) the SLI acquisition.

The unaudited Pro Forma Condensed Consolidated Financial Statements are based on
(i) Chicago Miniature Lamp, Inc.'s audited Consolidated Statement of Income for the year ended December 1, 1996 and unaudited Consolidated Statement of Income for the nine months ended August 31, 1997, (ii) Alba's unaudited Combined Income Statement for the four months ended April 30, 1996, (iii) PLP, formerly Valmont Electric, audited Consolidated Statement of Operations for the year ended December 28, 1996 and unaudited Consolidated Statement of Operations for the two months ended February 2, 1997 and (iv) SLI unaudited Consolidated Statement of Operations for the year ended December 31, 1996 and unaudited Consolidated Statement of Operations for the eight months ended August 31, 1997, restated to reflect unaudited adjustments necessary to conform with U.S. Generally Accepted Accounting principals and restated in U.S. Dollars.

The SLI acquisition was accounted for under the purchase method of accounting. The total purchase price for the acquisition was allocated to tangible assets and liabilities based on management's estimate of their fair values.

The unaudited Pro Forma Condensed Consolidated Financial Statements do not purport to be indicative of the combined results of operations that actually would have occurred if the transactions described above had been effected at the dates indicated or to project future results of operations for any period. The unaudited Pro Forma Condensed Consolidated Financial Statements should be read in conjunction with Chicago Miniature Lamp, Inc.'s Consolidated Financial Statements included in the Company's Form 10-K filed with the Securities and Exchange Commission and dated February 25, 1997 and SLI's unaudited Consolidated Financial Statements and respective related notes thereto included elsewhere in this filing.

                             PRO FORMA BALANCE SHEET
                              As of August 31, 1997
                             (dollars in thousands)

                                     Company
                                    Historical                         Pro Forma
                                      as of         SLI                   as of
                                     8/31/97  Acquisition   Adjustments  8/31/97
                                     -------  -----------   -----------  -------
Cash and cash equivalents            $ 69,938  $ 22,148   $(40,000)(1)  $ 52,086
Investments                                --        --         --            --
Accounts receivable, net of
allowance for doubtful accounts        34,120    90,198         --       124,318
Inventories                            45,682    89,448         --       135,130
Prepaid  expenses and other
current assets                          4,156    11,180         --        15,336
                                        -----    ------  ---------        ------
  Total current assets                153,896   212,974    (40,000)      326,870

Property, plant and equipment          80,328   175,381        188 (2)   255,897
  Less accumulated depreciation         8,219   121,245   (121,245)(2)     8,219
                                        -----   -------   --------         -----
                                       72,109    54,136    121,433       247,678
Other long-term assets                 16,081     7,275      4,703        28,059
                                       ------     -----      -----        ------
  Total assets                       $242,086  $274,385  $  86,136      $602,607
                                     ========  ========  =========      ========

Short-term notes payable             $ 32,395  $  1,315  $      --       $33,710
Current portion of long-term debt         671    17,464         --        18,135
Accounts payable and accrued
expenses                               43,927   133,080      3,253 (3)   180,260
                                       ------   -------      -----       -------
  Total current liabilities            76,993   151,859      3,253       232,105

Long-term debt, less current
portion                                   665    30,149    121,537 (4)   152,351
Other long-term liabilities             9,567    38,317     15,406 (5)    63,290
Stockholders' equity                  154,861    54,060    (54,060)(6)   154,861
                                      -------    ------    -------       -------
  Total liabilities and
  stockholders' equity               $242,086  $274,385   $ 86,136      $602,607
                                     ========  ========  =========      ========

----------
(1) Approximately $40,000,000 of cash on hand was used to finance the acquisition of SLI.

(2) Step-up of approximately $121,000,000 to fair market value of SLI'S fixed assets resulting from the acquisition of SLI and the elimination of SLI's accumulated depreciation as of acquisition date.

(3) Recognition of provisions established as of acquisition date and accrued professional fees in connection with the SLI acquisition.

(4)   Increase in bank debt to finance the SLI acquisition.

(5) Recognition of deferred tax provision and other provisions established in connection with the SLI acquisition.

(6) Elimination in consolidation of stockholders' equity of SLI prior to the acquisition.

                 PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS
                        Nine Months Ended August 31, 1997
                      (In thousands, except per share data)

                            Company
                          Historical                      Pro Forma                             Pro Forma         Pro Forma
                          Nine Months                    Adjustments                           Adjustments       Nine Months
                             Ended        PLP              for PLP             SLI              for SLI             ended
                            8/31/97    Acquisition (1)   Acquisition        Acquisition  (4)   Acquisition         8/31/97
                            -------    ---------------   -----------        -----------  ---   -----------         -------

Net sales                  $131,817     $15,491            $   --           $409,914             $     --        $557,222
Cost of products sold        93,231      13,149               (50)(2)        263,950              (5,676)(5)      364,604
                           --------      ------              -----           -------             --------         -------
  Gross margin               38,586       2,342                50            145,964               5,676          192,618

Selling, general and
administration               22,293       2,445               (25)(2)        132,444                              157,157
Restructuring charges         1,415          --                --                 --                  --            1,415
                            -------       -----             -----            -------              -------       ---------
 Operating income            14,878        (103)               75             13,520               5,676           34,046
Interest expense             (2,591)                                           2,776               9,564 (6)        9,749
Other expense (income)       (1,944)         (5)               --              1,111                  --             (838)
                             -------   ----------           -----            -------              -------       ----------
Income before income
taxes                        19,413         (98)               75              9,633              (3,888)          25,135
Income taxes                  6,433         (35)               28 (3)          2,001                  10 (7)        8,437
                            -------    ---------            ------           -------             --------        ---------
 Net income               $  12,980    $    (63)            $  47           $  7,632             $(3,898)         $16,698
                             ======     ========             ====            =======             ========        ========

Earnings per common
share                     $   0.68                                                                                $  0.87
                           =========                                                                              ========
Weighted average shares
 outstanding                 19,201                                                                                19,106 (8)
                             ======                                                                               =======

----------
(1)   Two months of PLP operations have been added.

(2) Depreciation has been adjusted to reflect revised estimated useful lives and revaluation of fixed assets to fair market value as if the PLP acquisition had occurred on December 2, 1996.

(3) The adjustment gives effect to an effective tax rate of approximately 31% for the PLP acquisition and related Pro Forma adjustments.

(4)   Nine months of SLI's operations have been added.

(5) Depreciation has been adjusted to reflect revised estimated useful lives and revaluation of fixed assets to fair market value as if the SLI acquisition had occurred on December 2, 1996.

(6) Interest expense has been adjusted to reflect interest expense on bank debt as a result of the SLI acquisition and interest expense due to the use of cash for the common stock buyback completed in May 1997, as if these transactions occurred on December 2, 1996.

(7) The adjustment gives effect to an effective tax rate of approximately 35% for the SLI acquisition and related Pro Forma adjustments.

(8) Pro forma weighted average shares outstanding eliminates 95,000 shares to give effect to the common stock buyback completed in May 1997 as if this transaction occurred on December 2, 1996.

                 PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS
                           Year Ended December 1, 1996
                      (In thousands, except per share data)

                             Company                        Pro Forma
                            Historical                     Adjustments
                            Year Ended      Alba            for Alba       PLP
                             12/1/96     Acquisition (1)   Acquisition  Acquisition (5)
                             -------     ---------------   -----------  ---------------

Net sales                    $94,171      $10,668            $   --      $92,945

Cost of products sold         61,147        8,146               51 (2)    78,894
                              ------        -----               -- --     ------
 Gross margin                 33,024        2,522              (51)       14,051

Selling, general and
administration                14,552        2,938             (474)(3)    14,671
                              ------        -----             ----        ------
  Operating income            18,472         (416)             423          (620)
Interest expense                 301          141               --            --
Other income                  (1,294)         (49)              --          (32)
                              ------          ---              ---          ---
Income before income          19,465         (508)             423          (588)
taxes
Income taxes                   6,029           46              (72)(4)      (207)
                               -----           --              ---          ----
 Net income                  $13,436     $   (554)           $ 495      $   (381)
                             =======     ========            =====      ========

Earnings per share           $  0.83
                             =======
Weighted average shares
  outstanding                 16,238
                              ======

----------

                               Pro Forma                       Pro Forma
                              Adjustments                     Adjustments    Pro Forma
                                for PLP              SL         for SLI      Year Ended
                              Acquisition    Acquisition (8)  Acquisition     12/1/96
                              -----------    ---------------  -----------     -------
Net sales                        $  --       $610,588          $  --          $808,372

Cost of products sold             (326)(6)     410,398           (7,568)(9)    550,742
                                  ----         -------           ------        -------
 Gross margin                      326         200,190            7,568        257,630

Selling, general and
administration                    (147)(6)     187,801             --          219,341
                                  ----         -------          -------        -------
  Operating income                 473          12,389            7,568         38,289
Interest expense                    --           5,679            8,505 (10)    14,626
Other income                                       (29)              --         (1,404)
                                   ----         ------           ------         ------
Income before income               473           6,739             (937)        25,067
taxes
Income taxes                       170 (7)       6,353           (4,322)(11)     7,997
                                   ---           -----           ------         ------
 Net income                      $ 303         $   386          $ 3,385        $17,070
                                 =====         =======          =======        =======
Earnings per share                                                             $  0.89
                                                                               =======
Weighted average shares
  outstanding                                                                    19,106 (12)
                                                                                 ======


(1)   Four months of Alba operations have been added.

(2) Depreciation has been adjusted to reflect revised estimated useful lives and revaluation of fixed assets to fair market value as if the Alba acquisition had occurred on December 4, 1995.

(3) Gives effect to the Alba Acquisition and adjustments to selling, general and administrative expenses resulting from the implementation of the Company's acquisition plans to reduce sales commissions and realign certain operations.

(4) The adjustment gives effect to an effective tax rate of approximately 31% for the Alba acquisition and related Pro Forma adjustments.

(5)   Twelve months of PLP operations have been added.

(6) Depreciation has been adjusted to reflect revised estimated useful lives and revaluation of fixed assets to fair market value as if the PLP acquisition had occurred on December 4, 1995.

(7) The adjustment gives effect to an effective tax rate of approximately 31% for the PLP acquisition and related Pro Forma adjustments.

(8)   Twelve months of SLI operations have been added.

(9) Depreciation has been adjusted to reflect revised estimated useful lives and revaluation of fixed assets to fair market value as if the SLI acquisition had occurred on December 4, 1995.

(10) Net interest expense has been adjusted to reflect interest expense on bank debt incurred as a result of acquisition and interest income on net proceeds from the October 1996 public offering after giving effect to the common stock buyback completed in May 1997, as if these transactions occurred on December 4, 1995.

(11) The adjustment gives effect to an effective tax rate of approximately 35% for the SLI acquisition and related Pro Forma adjustments.

(12) Pro forma weighted average shares outstanding adds 2,868,000 shares to the Company historical for the year ended December 1, 1996 to give effect to the October 1996 public offering and the common stock buyback completed in May 1997, as if these transactions occurred on December 4, 1995.


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